UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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United America Indemnity, Ltd.

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UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
JANUARY 28, 2008

TIME	9:00 a.m., local time, on Monday, January 28, 2008.

PLACE	The Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda

ITEMS OF BUSINESS	(1) To approve an amendment to our Share Incentive Plan.

(2) To transact such other business as may properly be brought before the Extraordinary General Meeting or any adjournment or postponement thereof.

RECORD DATE	Our Board of Directors has fixed the close of business on December 14, 2007 as the record date for the Extraordinary General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Extraordinary General Meeting or any adjournment or postponement thereof.

IMPORTANT	It is important that your shares be voted at the Extraordinary General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Extraordinary General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors

Larry A. Frakes
President and Chief Executive Officer

December 31, 2007

i

UNITED AMERICA INDEMNITY, LTD.

Walker House, 87 Mary Street
George Town, Grand Cayman KY1-9002
Cayman Islands
www.uai.ky

PROXY STATEMENT

December 31, 2007

The Extraordinary General Meeting of Shareholders of United America Indemnity, Ltd. will be held at the Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda, at 9:00 a.m., local time, on Monday, January 28, 2008. We are mailing this Proxy Statement on or about December 31, 2007 to each holder of our issued and outstanding Class A common shares and Class B common shares entitled to vote at the Extraordinary General Meeting in order to furnish information relating to the business to be transacted at the meeting.

Our Board of Directors has fixed the close of business on December 14, 2007 as the record date for the Extraordinary General Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Extraordinary General Meeting and any adjournment or postponement thereof. On the record date, 22,457,013 Class A common shares and 12,687,500 Class B common shares were outstanding.

VOTING AND REVOCABILITY OF PROXIES

It is important that your shares be voted at the Extraordinary General Meeting. Please MARK, SIGN, DATE, and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the Extraordinary General Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described below. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card — because you have multiple accounts — you should sign and return all proxies received to be sure all of your shares are voted.

On each matter voted on at the Extraordinary General Meeting and any adjournment or postponement thereof, each record holder of Class A common shares will be entitled to one vote per share and each record holder of Class B common shares will be entitled to ten votes per share. The holders of Class A common shares and the holders of Class B common shares will vote together as a single class.

The required quorum for the Extraordinary General Meeting consists of one or more shareholders present in person or by proxy and entitled to vote that hold in the aggregate at least a majority of the votes entitled to be cast at the Extraordinary General Meeting. Approval of the Proposal requires the affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Extraordinary General Meeting and entitled to vote.

If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

You may vote your shares at the Extraordinary General Meeting in person or by proxy. All valid proxies received before the Extraordinary General Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted as follows:

•	“FOR” the approval an amendment to our Share Incentive Plan.

If any other business is brought before the Extraordinary General Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Extraordinary General Meeting by (1) filing with our Chief Executive Officer an instrument revoking it or a duly executed proxy bearing a later date, or (2) by attending the Extraordinary General Meeting and giving notice of revocation. Attendance at the Extraordinary General Meeting, by itself, will not constitute revocation of a proxy.

We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain of our directors, officers, and employees may solicit proxies personally or by telephone or other electronic means without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Directors.

PROPOSAL — APPROVAL OF AMENDMENT TO OUR SHARE INCENTIVE PLAN

Shareholders are being asked to approve Amendment No. 5 to the United America Indemnity, Ltd. Share Incentive Plan (“Amendment No. 5”), a copy of which is attached as Appendix A to this Proxy Statement. Our Board of Directors approved Amendment No. 5 on December 14, 2007. Amendment No. 5 allows the repricing, without shareholder approval, of stock options and other stock-based awards granted under the Share Incentive Plan. If Amendment No. 5 is approved, we will amend and restate the employment agreement with Larry A. Frakes, our President and Chief Executive Officer, pursuant to which, among other things, we will cancel and regrant certain stock options previously granted to Mr. Frakes. See the discussion of the terms of this proposed cancellation and regrant on page 8 below under “Future Plan Awards”.

History of the Share Incentive Plan

Our Board of Directors adopted our Share Incentive Plan (the “Original Share Incentive Plan”) on September 15, 2003 and Amendment No. 1 to the Share Incentive Plan on November 25, 2003. Both the Share Incentive Plan and Amendment No. 1 were approved by our shareholders at the May 4, 2004 Annual General Meeting. On March 21, 2005, our Board of Directors adopted a further amendment to our Original Share Incentive Plan which increased the number of shares available for issuance under the Original Share Incentive Plan, as amended, from 2,500,000 to 5,000,000 shares and made certain other technical changes to the Original Share Incentive Plan, as amended. This Amendment No. 2 was approved by our shareholders at the May 4, 2005 Annual General Meeting. On March 14, 2006, our Board of Directors adopted Amendment No. 3 to the Original Share Incentive Plan, as amended. Amendment No. 3 added to the performance criteria pursuant to which equity awards may be granted, become vested, or otherwise are awarded, along with two minor changes. On March 28, 2006, the Section 162(m) Committee of our Board of Directors approved the addition of the performance criterion contained in Amendment No. 3. Amendment No. 3 was approved by our shareholders at the May 25, 2006 Annual General Meeting. On April 25, 2007, our Board of Directors adopted Amendment No. 4 to the Share Incentive Plan. Amendment No. 4 (i) eliminated our Compensation Committee’s discretion with respect to adjustments of outstanding awards under the Original Share Incentive Plan, as amended, following an equity restructuring and (ii) provided that the performance criteria set forth under the Original Share Incentive Plan, as amended, may be supplemented by reference to per share determinations. On April 25, 2007, the Section 162(m) Committee approved the addition of the performance criterion contained in Amendment No. 4. Amendment No. 4 was approved by our shareholders at the May 25, 2007 Annual General Meeting. A copy of the Share Incentive Plan, as amended and currently in effect (the “Share Incentive Plan”), is attached as Appendix B to this Proxy Statement.

The purpose of the Share Incentive Plan, as amended, is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, consultants, and non-employee directors, and to provide us with a share-based plan providing incentives linked to our financial results and increases in shareholder value. Set forth below is a general description of the Share Incentive Plan, as amended and currently in effect, and proposed Amendment No. 5. The description is qualified in its entirety by reference to the Share Incentive Plan, as amended, and Amendment No. 5, which are attached as Appendices to this Proxy Statement.

Information Regarding our Share Incentive Plan

Administration

The Share Incentive Plan is administered by our Compensation Committee (the “Committee”), which is comprised of Saul A. Fox and Stephen A. Cozen, except that certain specific performance targets are approved by the Section 162(m) Committee, comprised of Richard L. Duszak, James R. Kroner and Michael J. Marchio, with respect to the executives covered by Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Committee has full authority to administer and supervise the Share Incentive Plan, to determine the persons to whom awards will be granted, to determine the terms and conditions of each award, to determine the number of Class A common shares to be covered by each award, and to interpret the terms and provisions of the Share Incentive Plan and any award issued thereunder. Presently, the Share Incentive Plan provides that the Committee must obtain shareholder approval if it (a) reduces the exercise price of an outstanding option or other stock-based award, or (b) simultaneously cancels an outstanding option with an exercise price which is less than the then current fair market value of a Class A common share and grants a new award with an exercise price equal to the then current fair market value. If approved, Amendment No. 5 will allow the Committee to take either type of repricing action described in the preceding sentence without obtaining shareholder approval.

Eligibility and Types of Awards

Persons who are officers, directors, employees, or consultants of our company or of our affiliates, or who are otherwise performing services for our company or any of our affiliates, are eligible to receive nonstatutory stock options, restricted shares, and other share-based awards under the Share Incentive Plan. All of our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (within the meaning of Section 424 of the Code) are eligible to be granted incentive stock options under the Share Incentive Plan. As of December 14, 2007, we estimate that approximately 380 persons, including 5 executive officers and 6 directors who are not executive officers, were eligible to receive stock options, restricted shares, and other share-based awards under the Share Incentive Plan. The Committee designates the employees to whom awards will be made, the times at which awards will be granted, and the number of shares to be granted.

Available Shares

The maximum number of Class A common shares with respect to which awards may be granted under the Share Incentive Plan is 5,000,000, which may be either authorized and unissued Class A common shares or Class A common shares held in or acquired for treasury. As of December 14, 2007, 2,193,736 shares have been issued under the Share Incentive Plan, including 242,067 unvested restricted shares, and 995,819 shares are subject to outstanding options granted under the Share Incentive Plan. If any restricted shares or other share-based awards are cancelled or if any option terminates without being exercised, the Class A common shares subject to such awards will again be available for distribution in connection with awards under the Share Incentive Plan. In addition, if Class A common shares have been delivered or exchanged as full or partial payment to us for payment of the exercise price of an award, or for payment of withholding taxes associated with an award, or if the number of Class A common shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the Class A common shares delivered, exchanged or reduced will again be available for purposes of granting awards under the Share Incentive Plan, except with respect to the awards of incentive stock options.

The maximum number of Class A common shares subject to any option which may be granted under the Share Incentive Plan to any individual may not exceed 800,000 Class A common shares (subject to certain adjustments) during any fiscal year (the “Per Individual Limit”). To the extent that Class A common shares for which awards are permitted to be granted to an individual during a fiscal year are not covered by an award in that fiscal year, the maximum number of Class A common shares available for awards to such individual in subsequent fiscal years will automatically increase by the amount of Class A common shares not awarded until such shares are later awarded. No individual may be granted in any fiscal year awards which are contingent upon the attainment of performance goals covering more than 400,000 Class A common shares (subject to certain adjustments).

The number of Class A common shares available for future awards or underlying any previous awards, as well as the Per Individual Limit and the per fiscal year limit on awards which are contingent upon the attainment of performance goals, may be adjusted in the event of any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary dividend, sale or transfer of all or part of our assets or business, or other change in our corporate structure. The number of Class A common shares covered by any award and the exercise price of an award will be adjusted upon the occurrence of such events. On December 14, 2007, the closing sale price of our Class A common shares, as reported by the Nasdaq Global Market, was $19.35 per share.

Awards Under the Share Incentive Plan

The following types of awards are available under the Share Incentive Plan:

Options.  The Committee may grant nonstatutory stock options and incentive stock options to purchase our Class A common shares. The Committee has the authority to determine the number of Class A common shares subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a ten percent shareholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option may have an exercise price less than the fair market value of our Class A common shares at the time of grant (or, in the case of an incentive stock option granted to a 10% shareholder, 110% of fair market value). For nonstatutory stock options, the exercise price is determined by the Committee. It has been the Committee’s practice to grant all options under the Share Incentive Plan with an exercise price no less than the fair market value of our Class A common shares on the date of grant, which is the grant date closing price.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee and the exercisability of such options may be accelerated by the Committee in its sole discretion. Participants may not transfer any options received under the Share Incentive Plan other than (1) by will or by the laws of descent and distribution or (2) as otherwise expressly permitted under the applicable option agreement.

Restricted Shares.  The Committee may award restricted Class A common shares under the Share Incentive Plan. The Committee has the authority to determine the persons to whom and the time or times at which restricted shares will be awarded, the number of restricted shares to be awarded to any individual, the purchase price, the conditions for vesting, the time or times within which such awards may be subject to cancellation, repurchase, and restriction on transfer, and any other terms and conditions of the awards. Recipients of restricted shares are required to enter into a restricted share purchase or award agreement with us that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. The Committee may waive such restrictions at any time. Upon the award of restricted shares, the recipient will possess certain rights of ownership during the restriction period, including, without limitation, the right to vote the shares and the right to receive any cash dividends or distributions with respect to such shares. However, the Committee may provide in the applicable restricted share agreement that the payment of cash dividends and distributions will be automatically deferred and reinvested in additional restricted shares, held subject to the vesting of the underlying restricted shares, or held subject to meeting conditions applicable only to dividends and distributions.

Unless otherwise specified in a restricted share agreement, upon an individual’s termination of employment with us for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to us, without compensation.

Other Share-Based Awards.  The Committee may grant other share-based awards under the Share Incentive Plan that are payable in, valued in whole or in part by reference to, or otherwise based on or related to our Class A common shares, including, without limitation, Class A common shares awarded purely as a bonus and not subject to any restrictions or conditions, Class A common shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by us or a subsidiary, share appreciation rights (either separately or in tandem with options), share equivalent units, and awards valued by reference to the book value of our Class A common shares.

The Committee has the authority to determine the persons to whom and time or times at which such awards may be made, the number of Class A common shares to be awarded pursuant to or referenced by such awards, and all other conditions of the awards. Class A common shares issued on a bonus basis may be issued for no cash consideration. Class A common shares purchased pursuant to an awarded purchase right will be priced as determined by the Committee. Grants of other stock-based awards may be subject to such conditions, restrictions, and contingencies as the Committee may determine, which may include, without limitation, continuous service with us or one of our affiliates and/or the achievement of certain performance goals based on one or more of the performance criteria set forth in the Share Incentive Plan.

Term, Amendment, and Termination

The Share Incentive Plan is scheduled by its terms to expire on September 5, 2013. Awards outstanding as of the expiration date will not be affected or impaired by the expiration and will continue to be subject to the terms of the Share Incentive Plan.

Our Board of Directors or our Committee may at any time amend any or all of the provisions of the Share Incentive Plan, or suspend or terminate it entirely, prospectively or retroactively. However, unless otherwise required by law or specifically provided in the Share Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension, or termination may not be impaired without such participant’s consent. In addition, without the approval of our shareholders, to the extent that approval is required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Section 162(m) of the Code, or, with respect to incentive stock options, to the extent the approval is required by Section 422 of the Code, no amendment to the Share Incentive Plan may be made that would: (1) increase the aggregate number of Class A common shares that may be issued; (2) increase the maximum individual participant share limitations for a fiscal year; (3) change the classification of participants eligible to receive awards; (4) decrease the minimum exercise price of any option; (5) extend the maximum option term; or (6) require shareholder approval in order for the Share Incentive Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or, to the extent applicable to incentive stock options, Section 422 of the Code. If approved, Amendment No. 5 will allow the Committee to decrease the minimum exercise price of an option to an amount equal to or greater than market price at the time of regrant without obtaining shareholder approval.

Certain U.S. Federal Income Tax Consequences

The rules concerning the U.S. federal income tax consequences with respect to options granted and to be granted pursuant to the Share Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications that may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences to the recipient and to us of the issuance and exercise of options under the Share Incentive Plan. In addition, the following discussion does not set forth any gift, estate, social security, or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Nonstatutory Stock Options.  A recipient will not realize any taxable income upon the grant of a nonstatutory stock option and, with respect to nonstatutory options granted to persons who are officers, directors, employees, or consultants of our U.S. subsidiaries, our U.S. subsidiaries will not receive a deduction at the time of such grant. Upon exercise of a nonstatutory stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the Class A common shares on the date of exercise over the exercise price. Upon a subsequent sale of the Class A common shares by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Class A common shares.

The ordinary income recognized with respect to the issuance of shares upon the exercise of a nonstatutory stock option granted to an employee or director of one of our U.S. subsidiaries may be subject to withholding taxes and information reporting. The tax basis of Class A common shares acquired on the exercise of a nonstatutory stock option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by the recipient as a result of the receipt of such Class A common shares. The holding period for such Class A common shares for purposes of determining short or long-term capital gain will generally begin upon the exercise of the option.

If a recipient exercises a nonstatutory stock option by delivering other Class A common shares previously owned by him or her, the recipient will not recognize gain or loss with respect to the exchange of such Class A common shares, even if their then fair market value is different from the recipient’s tax basis. Such recipient, however, will be taxed as described above with respect to the exercise of a nonstatutory stock option as if the recipient had paid the exercise price in cash, and to the extent the recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled to an equivalent tax deduction. So long as the recipient receives a separate identifiable share certificate therefore, the tax basis and the holding period for the number of Class A common shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The recipient’s tax basis and holding period for the additional Class A common shares received on exercise of the option paid for, in whole or in part, with Class A common shares will be the same as if the recipient had exercised the option solely for cash.

To the extent that a recipient is employed by one of our U.S. subsidiaries, such U.S. subsidiary generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code, to a deduction in connection with the exercise of a nonstatutory stock option in an amount equal to the income recognized by the recipient.

Incentive Stock Options.  In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the recipient (except possible alternative minimum tax upon an exercise) or a deduction to our U.S. subsidiaries, provided that the recipient was employed by us or one of our U.S. subsidiaries at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise. However, the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income. The aggregate fair market value of our Class A common shares (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time by a recipient during any calendar year cannot exceed $100,000. Any excess will be treated as a nonstatutory stock option.

If the recipient does not sell the Class A common shares received pursuant to the exercise of the incentive stock option within either (1) two years after the date of the grant of the incentive stock option or (2) one year after the date of exercise, then any gain or loss realized on a subsequent disposition of the Class A common shares will be treated as long-term capital gain or loss. The amount of the capital gain or loss will be equal to the difference between the amount realized on the disposition and the exercise price. Under such circumstances, the U.S. subsidiary for which the recipient was employed will not be entitled to any deduction for U.S. federal income tax purposes.

If the recipient disposes of the Class A common shares acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (1) the amount by which the fair market value of the Class A common shares on the date of exercise exceeds the exercise price or (2) the amount by which the amount realized upon disposition exceeds the exercise price. Any gain realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. To the extent the recipient was employed by one of our U.S. subsidiaries, such U.S. subsidiary will be entitled to a corresponding tax deduction for the ordinary income recognized by the recipient, subject to the application of Sections 162(m) and 280G of the Code.

All Options.  With regard to both incentive stock options and nonstatutory stock options, the following also apply: (1) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonstatutory stock options, (2) our entitlement to a tax deduction is subject to applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation), and (3) if the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which amounts may be subject to excise taxes.

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and its three other most highly compensated executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period (such as the Per Individual Limit) or the plan under which the options are granted is approved by shareholders and is administered by a compensation committee comprised of outside directors. The Share Incentive Plan is intended to satisfy these requirements with respect to all awards of options. Shareholder approval is being requested to approve Amendment No. 5 to the Share Incentive Plan in order to comply with the shareholder approval requirements of Code Section 162(m).

Future Plan Awards

Because future awards under the Share Incentive Plan will be based upon a range of prospective factors including the nature of services to be rendered by prospective officers, directors, employees, or consultants, and their achievement of identified performance goals and potential contributions to the success of our company, actual awards cannot be determined at this time, except as otherwise described below with respect to Mr. Frakes.

As described on page 3 above in the introductory language to this proposal, if this Amendment No. 5 is approved, we will amend and restate the employment agreement with Mr. Frakes dated May 10, 2007. Pursuant to the employment agreement, Mr. Frakes agreed to purchase $1,000,000 of our Class A common shares. As of this date, Mr. Frakes has fulfilled this requirement, as he has purchased 50,000 shares at an aggregate price of $1,002,330 (an average price of approximately $20.0466 per share). The employment agreement also required us to grant Mr. Frakes options to purchase $10,000,000 of our Class A common shares. On May 17, 2007, we granted Mr. Frakes options to purchase an aggregate of 394,946 of our Class A common shares at a price of $25.32 per share (the “Prior Options”).

As amended and restated, the employment agreement will provide for the cancellation of the Prior Options and regrant of new stock options (“New Options”). As a result, the number of option shares will be the average price at which Mr. Frakes purchased the $1,000,000 worth of shares. The per share option price will be the higher of the market price on the date this amendment is approved or the average purchase price at which Mr. Frakes purchased his Class A common shares. Except as otherwise described below, the New Options will have the same terms and conditions of the Prior Options, including vesting. The material new terms of the New Options are as follows:

Number of Shares.  The number of shares subject to the New Options will be 498,837, which is equal to $10,000,000 divided by $20.0466, the average price at which Mr. Frakes purchased his Class A common shares, with the result rounded down to the nearest whole share.

Exercise Price.  The exercise price will be the higher of the grant date closing price or $20.05 (the average share purchase price rounded up to the nearest whole cent).

Deferred Compensation Opportunity.  Because the Committee does not grant stock options with an exercise price which is less than the grant date closing price, Mr. Frakes will have a deferred compensation opportunity if the grant date closing price is more than $20.05.

Amount.  For each share subject to the New Options, the amount of the deferred compensation opportunity will be equal to the excess of the grant date closing price over $20.05.

Credit/Vesting.  We will credit the deferred compensation opportunity to a deferred compensation account for Mr. Frakes as the underlying shares subject to the New Options vest. We will treat the deferred compensation credits as an unfunded obligation and Mr. Frakes will be treated as a general creditor to the extent such amounts become payable.

Payout.  Payout of the deferred compensation credits will be the earliest of (1) the date 10 years after the grant date of the New Options, (2) the effective date of a change of control, or (3) the date of

Mr. Frakes’ separation from service with us. In order to receive a payout, the closing price or value on the payout date must exceed $20.05.

No exercise of the New Options is required to receive the payout. For each deferred compensation credit, the payout will be made in a lump sum in an amount equal to (1) the lesser of the grant date closing price or the closing price or value on the payout date, over (2) $20.05. Any deferred compensation credits which are not paid out under this formula will be forfeited.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2006:

				Number of securities
				remaining available
	Number of shares to be		Weighted-average	for future issuance
	issued upon exercise of		exercise price of	under equity
	outstanding options,		outstanding options,	compensation plans
Plan Category	warrants and rights		warrants and rights	(1)

Equity compensation plans approved by shareholders	1,390,642	(2)	$15.92	2,876,153
Equity compensation plans not approved by shareholders	—		—	—
Total	1,390,642		$15.92	2,876,153

(1)	Does not include shares reflected in the column entitled “Number of shares to be issued upon exercise of outstanding options, warrants and rights.”

(2)	Does not include 227,640 restricted shares awarded under our Share Incentive Plan that were outstanding and unvested at December 31, 2006.

Required Vote

The affirmative vote of a simple majority of the votes cast by the shareholders present in person or by proxy at the Extraordinary General Meeting will be required for the approval of Amendment No. 5 to our Share Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR”
APPROVAL OF THE AMENDMENT TO OUR SHARE INCENTIVE PLAN.

ADDITIONAL INFORMATION

Compensation Committee Report

The Compensation Committee has reviewed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee — Fiscal Year 2006

Stephen A. Cozen, Chairperson
Saul A. Fox

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis focuses on the compensation of the executive officers (the “named officers”) listed in the Summary Compensation Table that follows. The named officers for 2006 were Robert M. Fishman, former President and Chief Executive Officer, United America Insurance Group and former Chief Executive Officer of United America Indemnity, Ltd.; Kevin L. Tate, Chief Financial Officer, United America Indemnity, Ltd.; David R. Whiting, President and Chief Executive Officer of Wind River Reinsurance Company, Ltd.; Richard S. March, Senior Vice President and General Counsel, United America Insurance Group; Joseph F. Morris, former President, United America Indemnity, Ltd.; William F. Schmidt, former President and Chief Executive Officer, United America Insurance Group, which consists of the insurance and related operations conducted by American Insurance Service, Inc.’s affiliates and subsidiaries, including American Insurance Adjustment Agency, Inc., International Underwriters, LLC, J.H. Ferguson & Associates, LLC, the United National Insurance Companies and the Penn-America Insurance Companies; and Robert Cohen, former President, Penn Independent Corporation.

Effective August 25, 2006, Mr. Morris resigned. On September 30, 2006, Mr. Cohen’s employment with us was terminated in connection with the sale by Penn Independent Corporation of substantially all of its assets to Brown & Brown, Inc. Effective February 5, 2007, Mr. Schmidt resigned. In response, on February 8, 2007, our Board of Directors appointed Saul A. Fox as Chief Executive Officer of United America Indemnity, Ltd., which was the role previously held by Mr. Fishman, and Mr. Fishman was appointed President and Chief Executive Officer of United America Insurance Group. Effective May 8, 2007, Mr. Fishman’s employment with us terminated. On May 9, 2007, Larry A. Frakes was appointed as our President and Chief Operating Officer. Effective June 28, 2007, Mr. Frakes’ was named as our President and Chief Executive Officer, replacing Mr. Fox who remains the Chairman of our Board of Directors.

The following is a discussion regarding our objectives and philosophies regarding executive officer and director compensation, as well as the actions taken in 2006 and the compensation paid to executive officers with respect to 2006.

Our Compensation Philosophy

Our primary goals in structuring compensation opportunities for our executive officers and directors are: (i) fostering achievement of corporate performance objectives; (ii) recognizing participants’ contributions to corporate success; and (iii) attracting and retaining quality professionals. We apply a consistent compensation philosophy for all executive officers and directors. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees, including our executive officers and directors working toward our business objectives. The Compensation Committee designs the executive compensation program to support the overall objective of maximizing long-term shareholder value by aligning the interests of executives with the interests of shareholders and by rewarding executives for achieving corporate and individual objectives.

Generally, we structure our executives’ total compensation packages to be within the range of compensation paid by peer companies to their executives. We consider our peer companies to be those who are similarly-sized, operating in the insurance industry and emphasizing long-term incentive compensation in structuring their own executives’ compensation packages. We believe that such benchmarking provides a suitable balance between the competitive nature of our business, the need to recruit and retain talented executives, and the Compensation Committee’s strong desire to ensure our executives do not receive compensation in excess of their peers or their contribution to our long-term success and shareholder value. We believe, however, that our emphasis on performance and shareholder return with a long-term perspective may result in compensation opportunities which differentiate our practices from those of our peers. In short, our executives will be well compensated if, and only if, they create value for our shareholders over a period of several years.

We use three primary components of executive compensation to satisfy our compensation objectives: base salary, performance-based annual cash bonus incentives through our Annual Incentive Awards Program, and long-term incentive opportunities through options and awards of restricted shares pursuant to our Share Incentive Plan. Our policies with respect to these components are discussed below.

Base Salary

The Compensation Committee uses base salary to compensate executives at salary levels comparable to the levels used within our peer group. Individual salaries set within a competitive range are also based upon an evaluation of other factors such as individual past performance, potential with us, level and scope of responsibility, and internal equity. Base salaries are reviewed annually by the Compensation Committee to determine if such salaries continue to fall within a competitive range relative to our peer group. Base salaries for each of the executive officers named below in the Summary Compensation Table were set initially in the officers’ employment agreements with us and have been increased in subsequent years in connection with across-the-board salary increases to account for general cost of living adjustments as well as enhanced professional responsibilities.

Annual Cash Bonus Incentives

Our annual cash bonus opportunities are generally designed to motivate executives to focus on the performance of the division, subsidiary, or unit for which they have primary responsibility. Annual cash bonuses are paid through our Amended and Restated Annual Incentive Awards Program, pursuant to which the Compensation Committee and the Section 162(m) Committee establish the criteria and objectives that must be met during the applicable performance period in order to earn an annual bonus. The criteria relate to certain objective performance goals, such as net income per share, operating income and underwriting income as well as individual performance expectations. The amount of the annual bonuses payable to our Chief Executive Officer, Chief Financial Officer and the three most highly compensated officers (other than the CEO) (collectively, the “named executive officers”) are dependent, in large measure, on our performance with respect to performance targets, and the extent to which actual performance exceeds or falls short of target performance directly results in a corresponding increase or decrease in the bonus payable.

With respect to 2006, the annual cash bonus opportunities related to our operating income with respect to Joseph F. Morris, our former President, and Kevin L. Tate, our Chief Financial Officer, underwriting income with respect to William F. Schmidt, the former President and Chief Executive Officer of United America Insurance Group, Richard S. March, General Counsel of United America Insurance Group, and David R. Whiting, the President and Chief Executive Officer of Wind River Reinsurance Company, Ltd., and net income of Penn Independent with respect to Robert Cohen, the former President and Chief Executive Officer of Penn Independent Corporation. Mr. Whiting was also eligible for a cash bonus on the basis of individual achievement of certain qualitative goals. Had Mr. Fishman remained employed by us, his cash bonus opportunities would have been tied to net income per share targets. These targets reflect each executive’s responsibilities and a day-to-day emphasis on generating profits.

The Compensation Committee believes that the targets which are set each year are challenging, but within reach of a talented executive team. The Compensation Committee is also empowered to exercise negative discretion and reduce the bonuses otherwise payable to any of our employees in the event that the Compensation Committee determines that particular corporate results were achieved without significant personal contributions by the particular employee. We may also clawback bonuses in accordance with the Sarbanes-Oxley Act of 2002 in the event that our financials are restated.

Long-term Incentives

Because short-term results do not, by themselves, accurately reflect the performance of a company in our industry or the return realized by our shareholders, our executive officers are also eligible to receive equity awards under the terms of our Share Incentive Plan. Grants under the Share Incentive Plan are an important component of our compensation policies and are designed to motivate recipients to act from the perspective of a long-term owner. We also believe that providing executive officers with equity ownership: (i) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return; (ii) creates a significant, long-term interest in our success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent.

The Compensation Committee approves all grants of equity compensation to our executive officers and employees as it deems appropriate to achieve the goals set forth above and establishes the time or times at which grants of restricted stock will be awarded under our Share Incentive Plan. To promote our goals of attracting and retaining talented executives, equity grants usually vest over certain periods of time subject to continued employment in good standing (or are subject to transferability restrictions) which vesting is contingent in certain instances on attainment of performance goals. Grants that are made upon an executive’s commencement of employment are also often contingent on the executive’s purchase of restricted shares so that, from day one, the executive is a shareholder with a significant personal stake in United America Indemnity, Ltd.

With respect to stock options, the Compensation Committee will set the exercise price of an aggregate grant of options as of the closing price of our stock on the date of grant. Neither material nonpublic information nor the pending release of such information is generally considered when selecting grant dates or when convening a meeting of the Compensation Committee. While our decision to hire Mr. Fishman constituted material non-public information at the time he received his option grant (the announcement of his hiring was made two business days later), he began providing services to us on the option grant date. Because of these services, the Compensation Committee determined that the option grant and its effective date was appropriate.

Equity Ownership Generally

We have adopted certain policies with respect to equity compensation, all of which apply to our executive officers and directors, such as policies regarding insider trading policies which prohibits trading during periods immediately preceding the release of material non-public information. We also permit officers to establish so-called Rule 10b5-1 trading plans, subject to our prior approval.

We expect our executive officers to maintain a significant personal stake in our company. While we have not yet established stock ownership guidelines that are applicable to every executive, we will consider adopting such guidelines in 2008. Individual guidelines were established in connection with Messrs. Fishman and Morris’ employment agreements.

Other Benefits

Our executive officers are entitled to participate in the various benefits made available to our employees generally, including retirement plans, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability benefits. Furthermore, all of our officers and directors and the directors and officers of our subsidiaries are covered by our directors and officers liability insurance.

Directors’ Compensation in 2006

The form and amount of director compensation is determined by the Board of Directors based on recommendations by our Nominating and Governance Committee. We believe that director compensation should not only be competitive, but also fair and reasonable in light of our directors’ background and experience, as well as the overall time, effort, and complexity involved in carrying out their responsibilities as directors. In determining the form and amount of consideration to be paid to our non-employee directors, we strive to ensure that director compensation does not exceed customary levels by critically evaluating the amount and form of consideration that we directly or indirectly pay to each director and to organizations with which a director is affiliated, so as not to jeopardize any director’s independence. In order to align the objectives of our directors and our shareholders, as well as to retain directors for an extended period, our directors receive annual retainers and meeting fees in a combination of cash and restricted shares or, if the director so elects, entirely in restricted shares. The shares are not transferable for a period of three years following their grant so as to ensure that our directors maintain a long-term perspective when overseeing our operations. Amounts earned by our directors are set forth in Proposal One.

Employment Agreements

We have entered into employment agreements with each of our executive officers, as described in more detail below following the Summary Compensation Table. These agreements are important to the future of our business because our success depends, in part, upon the individual employees who represent us in dealings with our producers and the investment community, execute our business strategy, and identify and pursue strategic opportunities and initiatives. We believe that such agreements are helpful in providing our executives with some comfort regarding their duties and compensation in exchange for necessary restrictive covenants with respect to competitive activity, non-solicitation, and confidentiality during and following the officers’ employment with us. These covenants are particularly important in protecting our interests in what is an intensely competitive industry and in which leveraging the personal relationships of our executives is critical to our success. The employment agreements also dictate the level and extent to which the officers receive post-termination compensation.

Severance and Change in Control Policy

We have established severance consistent with the market practices of our peer companies. The Compensation Committee and the Board of Directors approve appropriate severance policies for each executive officer designed to (i) compensate an executive who is involuntarily separated from us for reasons other than for “cause” and (ii) compensate the executive to the extent the executive is subject to a post-termination non-compete agreement.

With respect to change in control policies, we have adopted a limited change in control policy designed to incentivize our executive officers to pursue transactions which benefit our shareholders. Specifically, Messrs. March and Tate are entitled to accelerated vesting of their options in the event that we undergo a change in control while they are employed.

Committee Activities and Compensation Paid to Named Executive Officers and Directors with respect to 2006

The Compensation Committee and the Section 162(m) Committee met several times in 2006 and took a variety of actions relating to the hiring, retention, 2006 compensation and separation of our executives. Actions of the Compensation Committee and the Section 162(m) Committee included: hiring a new Chief Executive Officer; restructuring an integration bonus plan for former Penn-America executives; approving increases in the base salaries of certain executive officers; setting targets and thereafter reviewing and approving incentive compensation with respect to 2006; approving new equity incentive plans for our officers; approving employment agreements and compensation packages for new executive officers; working with a compensation consultant to review compensation packages for our officers; reviewing and approving deal bonuses for certain executives in connection with the sale of Penn Independent Corporation; and approving separation agreements in connection with the departure of certain executive officers. More detail on these activities is set forth below.

Hiring New Chief Executive Officers in 2006 and 2007

In November 2006, we had hired Mr. Fishman to be our Chief Executive Officer. In February 2007, our Board of Directors appointed Mr. Fishman President and Chief Executive Officer of United America Insurance Group.

In May 2007, we had hired Mr. Frakes to be our President and Chief Operating Officer. In June 2007, our Board of Directors appointed Mr. Frakes to be our President and Chief Executive Officer.

From February 2007 through June 2007, Saul A. Fox served as our Chief Executive Officer. Mr. Fox served in this position without compensation. Mr. Fox continues to serve as the Chairman of our Board of Directors.

Increases in Base Salary for Certain Named Executive Officers

At the beginning of 2006 the Compensation Committee approved increases in base salary to Messrs. Morris, Schmidt and Cohen. The salary increases were meant to reflect the increased responsibilities that each of these officers assumed in connection with the integration of our United National and Penn-America operations and the assignment of Mr. Schmidt to our combined U.S. insurance operations, Mr. Morris to our holding company operations and Mr. Cohen to Penn Independent. Additionally, Mr. March received a base salary increase based on an increase in the cost of living. The Compensation Committee also felt that the previous performance and hard work of these officers merited the increase in base salaries.

Restructuring of the Penn-America Integration Bonus Plan

The Compensation Committee also approved a restructuring of the integration bonus opportunity with respect to certain former Penn-America executives, including Mr. Morris. First, the Compensation Committee certified that the targets with respect to 2005 had been achieved, and, accordingly, eligible participants became vested in half of the integration bonus. Partly because the 2005 results also exceeded the targets previously established for 2006, the Compensation Committee decided to award the tranche originally designed for 2006 performance in February 2006 on the basis of (i) the superior performance for 2005, (ii) the Compensation Committee’s recognition of the earlier-than-anticipated consolidation of our U.S. insurance operations, (iii) the Compensation Committee’s determination that the Penn-America performance targets for 2006 were no longer appropriate performance targets on which to base integration awards given the earlier-than-anticipated consolidation, and (iv) the Compensation Committee’s desire to achieve parity among the integration plan participants and our other senior executives who held time vesting options. While the award was granted earlier than originally planned, the award as restructured vests over a three-year period, with one hundred percent of the award vesting at the end of such three-year period, rather than immediately upon grant. This new vesting period added a significant retention element to the integration award.

New Equity Compensation Opportunities

We also took significant steps in 2006 towards moving to a system of smaller but more frequent awards of equity compensation under our Share Incentive Plan to our executive officers. Many of our senior executives, including Messrs. Schmidt, March and Tate, had last received significant equity grants in connection with the acquisition of our predecessor (and the executives’ simultaneous purchase of significant amounts of restricted shares), and vesting in the remaining portion of these grants is tied to continued employment. Beginning with 2006 and continuing in future years, awards of equity will be made based on performance, and receipt and full vesting in the awards will be subject to continued employment.

Our senior executives were given the opportunity to participate in two equity compensation plans with respect to 2006 performance. First, Messrs. Schmidt, Morris, March and Tate are or were, while employed in good standing, eligible for an equity award based upon the achievement of targets with respect to the operating income of our U.S. operations. Because we derive the majority of our income from our U.S. operations, we felt it was appropriate to tie these awards to achievement of what we felt were challenging income targets. Additionally, this award is not made until after the 2009 accident year, and we feel that giving time for 2006 accident year results to develop best reflects the nature by which we realize profits and losses and provides a powerful retention incentive for our senior executives.

The second opportunity was made available to the same participants, along with Mr. Cohen while he was employed by Penn Independent. It is dependent on achievement of certain targets relative to our return on equity. We feel that this target measures the efficiency and extent to which we employ our assets in a manner that produces sustainable long-term growth. The three-year vesting period associated with awards of restricted shares pursuant to this opportunity provides an incentive to recipients to remain with us following an award grant.

Based on our 2006 return on equity program, Messrs. Schmidt and Morris would have received, if still employed in good standing, and Messrs. March and Tate did receive awards of restricted stock that vest over a three year period.

Resignation of Joseph F. Morris

Joseph F. Morris, our former principal executive officer and President, resigned effective August 25, 2006. We entered into a separation agreement which we view as favorable and whereby we agreed to lift the transferability restrictions placed on Mr. Morris’ integration bonus shares in return for his general release of claims. We incurred no severance costs in connection with his separation.

Resignation of William F. Schmidt

William F. Schmidt, the former President and Chief Executive Officer, United America Insurance Group, resigned effected February 5, 2007. As described below under Executive Compensation — Employment Agreements, we filed a lawsuit against Mr. Schmidt to enforce non-competition, non-solicitation, confidentiality and certain other restrictive covenants in Mr. Schmidt’s employment agreement. Under the agreement to resolve our lawsuit, Mr. Schmidt agreed (1) to relinquish all of his stock options in exchange for or payments in amounts substantially less than the market value of the underlying shares (less the relevant strike price) as of March 28, 2007, to be paid in installments through August 5, 2008 if Mr. Schmidt maintains compliance with the injunction described under Executive Compensation — Employment Agreements below, (2) to relinquish all claims to any 2006 cash and equity incentive compensation, and (3) relinquish any claims to severance and unvested stock options.

Robert M. Fishman Employment Termination

Robert M. Fishman’s, our former Chief Executive Officer and the former President and Chief Executive Officer, United America Insurance Group, employment terminated effective May 8, 2007.

Perquisites

The material perquisites provided to our executives are relatively limited. In 2006 we paid premiums on a life insurance policy on behalf of Mr. Morris and an automobile allowance to Mr. Morris while he was employed. These benefits were a continuation of the arrangements maintained on Mr. Morris’ behalf while he was an executive officer of Penn-America. Given the relatively minimal cost of this policy and automobile allowance relative to Mr. Morris’ contributions to United America Indemnity, Ltd., the Compensation Committee felt that continuation of this benefit was appropriate.

As shown below in the Summary Compensation Table, Mr. Whiting receives housing and transportation allowances. Such allowances are customary in Bermuda as methods of recruiting executives due to the scarcity of local talent. The Compensation Committee considered the cost of such allowances when reviewing and approving both Mr. Whiting’s base salary and his overall compensation package.

As shown below in the Summary Compensation Table, in 2006 we paid for Mr. Schmidt’s country club membership, which Mr. Schmidt used to entertain current and potential customers. The Compensation Committee considered the cost of the membership an appropriate business development expense.

Lastly, Mr. Fishman was reimbursed for certain of his commuting and living costs. This arrangement was temporary and meant to make him whole with respect to moving from his former residence in Illinois to the Philadelphia area. We felt that reimbursement of these costs was appropriate in light of the need (i) to recruit for executive talent on a nationwide basis for senior executive talent and (ii) to incentivize for Mr. Fishman to join us, since failure to reimburse these costs would have diminished the value of Mr. Fishman’s compensation package. In order to give us protection, the relocation expenses are recoverable by us in the event that Mr. Fishman resigns or is terminated for cause prior to the first anniversary of his becoming CEO.

Use of Compensation Consultants

In 2006 our Compensation Committee retained Frederick W. Cook & Co., Inc., an outside compensation consultant, to perform a comparative study of the compensation packages of certain executives, including those executive who were then our four most highly paid executive officers, their terms and conditions of employment with the packages, and the terms and conditions of the executives among a peer group recommended by the consultant. The peer group consisted of similarly-sized publicly-traded companies with a similar business focus. The consultant opined that (1) widespread change with respect to our cash compensation opportunities was not needed, (2) our practice of granting long-term incentive compensation through restricted stock should be preserved, and (3) current practices with respect to employment contracts, perquisites and change in control benefits should be maintained. The consultant also recommended that we make changes to the stock ownership guidelines which we currently use. The Compensation Committee found the consultant’s report to be of great assistance, and will rely on it when making future compensation decisions with respect to our senior executives.

In 2006 we also used data and advice from two different consultants, Marsh Management Services (Bermuda) Ltd. and Pricewaterhouse Coopers (Bermuda), relative to compensation paid at similar companies in Bermuda in connection with our internal review of the compensation paid to employees at Wind River Reinsurance Company, Ltd.. We also used the data to establish compensation packages for Mr. Whiting and other new hires at Wind River Reinsurance Company, Ltd. and to ensure that the compensation paid to our Wind River Reinsurance Company, Ltd. employees was in line with other Bermuda-based insurance operations and with our overall compensation philosophy.

Review of Equity Granting Policies

Our Audit Committee has conducted a review of our equity compensation polices and practices and reported the results of its review to our Board of Directors. We have since concluded that there were no outstanding issues relating to any option “backdating” and that past practices with respect to option grants were appropriate.

Sale of Penn Independent

In connection with the sale of substantially all of the assets of Penn Independent, Mr. Robert Cohen, then Chief Executive Officer and President of Penn Independent, was paid a cash bonus in connection with the sale, and he received accelerated vesting of his unvested options. The Compensation Committee approved the bonus payment and the option acceleration prior to the sale in order to incentivize Mr. Cohen to complete the transaction and because the value realized by the sale was in line with the targets set by our management and by our Board of Directors. The Compensation Committee also felt that this bonus was appropriate due to Mr. Cohen’s considerable and valuable role in negotiating, structuring and consummating the transaction and his successful efforts in recruiting several key executives at Penn Independent, whom the buyer deemed to be crucial to the transaction.

Other Material Considerations

Post-Employment Benefits

The post-employment benefits available to our executive officers are subject to the terms of the officers’ employment agreements. These benefits are meant to provide the officers with protection in the event that they are forced to seek other employment by virtue of a “without cause” or “good reason” termination, and provide consideration for their restrictive covenants. Our executive officers are not provided with a supplemental retirement benefit plan or other pension beyond that of our normal 401(k) plan and the matching contributions therein.

Our non-employee directors are not provided with any post-service benefits. The only material effect of a change in control of United America Indemnity, Ltd. on our non-employee directors’ compensation would be a lifting of the transferability restrictions on their restricted shares.

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to the Chief Executive Officer, Chief Financial Officer and certain other named executive officers. Accordingly, the Compensation Committee and the Section 162(m) Committee monitor which executive officers qualify as the so-called “named executive officers” so that steps may be taken to ensure that compensation paid to these officers is deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). The Compensation Committee and the Section 162(m) Committee seek to structure performance-based and equity compensation for our named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. All compensation paid to our executive officers with respect to 2006, except for a portion of the $750,000 transaction bonus paid to Mr. Cohen, was deductible for purposes of Section 162(m).

Compensation is also affected by Section 409A of the Internal Revenue Code. Section 409A dictates the manner by which deferred compensation opportunities are offered to our employees and requires, among other things, that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We operate our existing deferred compensation arrangements in accordance with Section 409A, and we will continue to use the transition period provided by the Internal Revenue Service to amend our plans where necessary to maintain compliance with Section 409A.

We also take into account Sections 280G and 4999 of the Internal Revenue Code when structuring compensation. These two sections relate to the imposition of excise taxes on executives who receive, and the loss of deductibility for employers who pay, “excess parachute payments” made in connection with a change in control. Because these taxes dampen the incentives we provide to our executives to pursue a beneficial transaction for our shareholders, we often structure our compensation opportunities in a manner which reduces the impact of Sections 280G and 4999.

Lastly, another legal development — the SEC’s promulgation of new rules regarding public companies’ disclosure of executive compensation — has helped us provide relevant information to our shareholders regarding our philosophy, procedures and actions. The new rules have also helped to provoke discussion among Compensation Committee members, management and outside advisors, and we expect that this discussion will better enable us to recruit and retain the best talent and to align such talent’s interests with the interests of our shareholders.

Conclusion

After careful review and analysis, we believe that each element of compensation and the total compensation provided to each of our named executive officers and directors is reasonable and appropriate. The value of the compensation payable to our executives and directors is heavily dependent on our performance and the investment return realized by our shareholders. Furthermore, our executives’ and directors’ total compensation opportunities are comparable to our competitors’ executives’ and directors’ opportunities. These compensation opportunities will allow us to attract and retain talented executives and directors who have helped and who will continue to help us grow as we look to the years ahead.

Executive Compensation

Summary Compensation Table

The following table shows information concerning the compensation recorded by United America Indemnity, Ltd. for the most recent fiscal year paid to principal executive officers, Chief Financial Officer, and other named executive officers.

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred	All
Name and				Stock	Option	Plan	Compensation	Other
Principal Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings	Compensation		Total

Robert M. Fishman,	2006	$46,154	$500,000	—	$112,854	—	—	$13,448	(3)	$672,456
Former President and Chief Executive Officer, United America Insurance Group and Former Chief Executive Officer, UAI)
Kevin L. Tate,	2006	$314,400	$187,200	$9,512	$176,740	—	—	$13,450	(4)	$701,302
Chief Financial Officer, UAI
David R. Whiting,	2006	$318,750	$175,313	—	—	—	—	$114,332	(5)	$608,395
President and Chief Executive Officer of Wind River Reinsurance Company, Ltd.
Richard S. March,	2006	$362,444	$216,000	$10,973	$176,740	—	—	$13,422	(6)	$779,579
General Counsel, United America Insurance Group
William F. Schmidt,	2006	$402,108	—	—	$176,740	—	—	$24,992	(7)	$603,840
Former President and Chief Executive Officer, United America Insurance Group
Robert Cohen,	2006	$248,091	—	—	$363,351	—	—	$761,503	(8)	$1,372,945
Former President, Penn Independent Corporation
Joseph F. Morris,	2006	$299,039	—	$435,247	—	—	—	$9,730	(9)	$744,016
Former President, UAI

(1)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2006 fiscal year for the fair value of restricted stock granted in 2006 and prior fiscal years for the named executives in accordance with SFAS 123R. See Note 14 of our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006 regarding assumptions underlying valuation of equity awards.

(2)	The amounts listed represent the dollar amount recognized for financial statement reporting purposes in the 2006 fiscal year for the fair value of stock options granted in 2006 and prior fiscal years for the named executives in accordance with SFAS 123R. The amount recognized in 2006 excludes any estimate of forfeiture related to service based vesting.

(3)	Includes reimbursement of $7,278 in relocation expenses and $6,170 in commuting expenses incurred by Mr. Fishman during 2006. Under the terms of his employment agreement, Mr. Fishman was entitled to reimbursement of certain relocation and commuting expenses.

(4)	Represents a matching contribution under our 401(k) plan in the amount of $13,450.

(5)	Includes the following payments to and contributions for Mr. Whiting: $90,000 payment of housing and travel allowance, $10,625 additional matching contribution to Bermuda pension plans, $8,286 payment of employee’s portion of Bermuda employment tax, $4,402 payment of employee’s portion of health and related expenses, and $1,019 payment of employee’s portion of Bermuda social insurance contributions.

(6)	Represents a matching contribution under our 401(k) plan in the amount of $13,422.

(7)	Includes a matching contribution under our 401(k) plan in the amount of $15,271 and a country club membership of $9,721.

(8)	Includes a matching contribution under our 401(k) plan in the amount of $11,503 and a bonus payment of $750,000 to Mr. Cohen in connection with the sale of substantially all of the assets of Penn Independent Corporation.

(9)	Includes a matching contribution under our 401(k) plan in the amount of $6,600, an automobile allowance of $1,300 and a life insurance premium payment of $1,830.

Employment Agreements

Kevin L. Tate

Mr. Tate has an executive employment agreement with United National Insurance Company, or “UNIC,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. The agreement provides for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elects not to renew the agreement at the end of the initial term, and Mr. Tate has otherwise performed satisfactorily, he will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provides that Mr. Tate is entitled to an annual direct salary of not less than $312,000, which is subject to review on an annual basis. Mr. Tate is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC may also terminate Mr. Tate for “cause” or if he becomes “disabled” (as such terms are defined in the agreement) or upon his death of Mr. Tate, in which case (1) Mr. Tate would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. Tate would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. Tate), and conditioned upon the execution by Mr. Tate of a general release and compliance with post-termination obligations.

If UNIC terminates Mr. Tate without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. Tate (in both cases without UNIC offering Mr. Tate a reasonable relocation package), UNIC has agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. Tate participates until the earlier of the end of the severance period or Mr. Tate becoming eligible for coverage by another employer and subject to Mr. Tate continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. Tate upon his termination for any reason. The agreement provides that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. Tate shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contains non-solicitation provisions that prohibit Mr. Tate, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. Tate’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. Tate’s employment. The agreement also provides that Mr. Tate may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement. If Mr. Tate violates his restrictive covenants or confidentiality obligations, the employment agreement also permits UNIC to recover gain realized by Mr. Tate upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. Tate has been granted various options to purchase our Class A Common Shares. The first set of options granted on September 5, 2003 have an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. Tate’s employment for any reason (including cause). Mr. Tate was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% is vested as of December 31, 2006, 64% is vested as of December 31, 2007 and 100% is vested as of December 31, 2008. The second set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. Tate was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change of control was also eliminated. As a result, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% is vested as of December 31, 2007 and 100% is vested as of December 31, 2008. All of the unvested options will become vested upon a change of control of our company.

David R. Whiting

Mr. Whiting entered into an employment agreement in May 2006 with Wind River Insurance Company (Bermuda), Ltd. (now known as Wind River Reinsurance Company, Ltd., the “Company”), an indirect, wholly owned subsidiary of United America Indemnity, Ltd., effective as of April 1, 2006 (the “Effective Date”), pursuant to which Mr. Whiting agreed to serve as President and Chief Executive Officer of the Company. The agreement between Mr. Whiting and the Company provides for an initial employment term of three years from the Effective Date, with additional one-year renewal terms, unless either party gives written notice to the other at least ninety days prior to the expiration of the then current term. Mr. Whiting receives a base salary of $425,000 subject to adjustment (“base salary”) and is eligible for an annual cash bonus. For calendar year 2006, Mr. Whiting was eligible for (i) a cash bonus ranging from twenty percent to forty-five percent of his base salary based upon the Company achieving certain income targets (excluding affiliated company cessions) and (ii) a cash bonus equal to ten percent of his base salary if Mr. Whiting achieved certain qualitative goals and initiatives. For fiscal years after 2006 during which Mr. Whiting is employed in good standing by the Company, the bonus program shall be determined by the board of directors of the Registrant; provided, however, that Mr. Whiting may be entitled to an award of cash, if approved by the Registrant’s board of directors, in an amount no less than forty percent of his base salary as of December 31 of the calendar year for which a bonus is awarded. During the employment term, Mr. Whiting is also entitled to a housing allowance of $9,000 per month and a transportation and travel allowance of $1,000 per month.

The agreement also imposes certain non-compete, non-solicitation, no-hire and confidentiality obligations on Mr. Whiting following the termination of his employment for any reason.

Pursuant to the agreement, the Company may terminate Mr. Whiting for “cause” (as such term is defined it the agreement), upon his “permanent disability” (as such term is defined in the agreement) or upon his death. Mr. Whiting may terminate his employment with or without “good reason” (as such term is defined in the agreement) following forty-five days’ written notice to the Company. If Mr. Whiting’s employment is terminated by the Company because of death or permanent disability or for cause, by Mr. Whiting without good reason or if the term expires, the Company shall pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination and the Company shall have no further obligations to Mr. Whiting under the agreement. If Mr. Whiting’s employment is terminated by the Company without cause or by Mr. Whiting for good reason, then the Company shall pay, subject to his execution of a general release and his compliance with certain post-termination obligations, to Mr. Whiting an amount equal to Mr. Whiting’s then monthly base salary plus housing and transportation and travel allowances multiplied by six, with such amount payable in equal monthly installments, and shall maintain any medical or health-and-accident plan in effect for such time. During the twelve month period following Mr. Whiting’s employment, Mr. Whiting agrees to be available to the Company from time to time to assist on matters he worked on during his employment at the Company or its affiliates.

The Company has also agreed to indemnify Mr. Whiting for all taxes levied, assessed or applied on the income or assets of Mr. Whiting by any governmental authority other than the Government of Bermuda, resulting from his employment activities incurred at the direction of the Company.

Richard S. March

Mr. March has an executive employment agreement with United National Insurance Company, or “UNIC,” an indirect wholly-owned subsidiary of United America Indemnity, Ltd. The agreement provides for an initial employment term through December 31, 2008, with additional one-year renewal terms unless either party gives 90 days’ prior written notice of non-renewal to the other. If UNIC elects not to renew the agreement at the end of the initial term, and Mr. March has otherwise performed satisfactorily, Mr. March will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer.

With respect to the annual cash compensation, the agreement provides that Mr. March is entitled to an annual direct salary of not less than $320,000, which is subject to review on an annual basis. Mr. March is also eligible for an annual bonus, conditioned on the achievement of performance targets included in our Amended and Restated Annual Incentive Awards Program.

Under the agreement, UNIC may also terminate Mr. March for “cause” or if Mr. March becomes “disabled” (as such terms are defined in the agreement) or upon the death of Mr. March, in which case (1) Mr. March would not be entitled to any separation payments in the case of a termination for cause or death, and (2) in the case of disability, Mr. March would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by Mr. March), and conditioned upon the execution by Mr. March of a general release and compliance with post-termination obligations.

If UNIC terminates the Mr. March without “cause” or he resigns as a result of the relocation of the principal executive offices of UNIC or the business relocation of Mr. March (in each case without UNIC offering Mr. March a reasonable relocation package), UNIC has agreed to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to such executive.

During this severance period, UNIC is also obligated to maintain any medical, health, and accident plan or arrangement in which Mr. March participates until the earlier of the end of the severance period or Mr. March becoming eligible for coverage by another employer and subject to Mr. March continuing to bear his share of coverage costs.

The agreement also imposes non-compete, non-solicitation, and confidentiality obligations on Mr. March upon his termination for any reason. The agreement provides that for a period of 18 months following the termination of employment for any reason (but in the case of termination for cause, only after a determination by our Board of Directors of such substantial failure to perform), Mr. March shall not engage directly or indirectly, whether as owner, manager, operator, or otherwise, in any property and casualty insurance or reinsurance company that writes more than 15% of its written premium by issuing commercial insurance policies for businesses through a network of wholesale or managing general agents on a binding authority basis. The agreement also contains non-solicitation provisions that prohibit Mr. March, for a period of 18 months following termination of employment, from doing business with any employee, officer, director, agent, consultant, or independent contractor employed by or performing services for UNIC, or engaging in insurance-related business with any party who is or was a customer of UNIC during Mr. March’s employment (or during such 18-month period), or a business prospect of UNIC during Mr. March’s employment. The agreement also provides that Mr. March may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement. If Mr. March violates his restrictive covenants or confidentiality obligations, the employment agreement also permits UNIC to recover gain realized by Mr. March upon the exercise of options or sale of shares during a designated period, to purchase his shares at the lesser of cost or fair market value and for the forfeiture of any unexercised options.

Mr. March has been granted various options to purchase our Class A common shares. The first set of options granted on September 5, 2003 have an exercise price of $6.50 per share and are fully vested. Mr. March was granted 56,074 options from this set of options. The second set of options granted on September 5, 2003 have an exercise price of $10 per share and initially provided for vesting over time in 20% increments over a five-year period, with any unvested options forfeitable upon termination of Mr. March’s employment for any reason (including cause). Mr. March was granted 39,375 of these options. Effective December 31, 2005, the vesting schedule was amended so that 20% vested as of December 31, 2004, 40% vested as of December 31, 2005, 52% is vested as of December 31, 2006, 64% is vested as of December 31, 2007 and 100% is vested as of December 31, 2008. The third set of options are performance-vesting options granted on September 5, 2003, having an exercise price of $10 per share and initially provided vesting in 25% increments over a four-year period and conditioned upon our achieving various operating targets. Mr. March was granted 65,625 of these options. Effective December 31, 2005, the terms of these performance-vesting options were amended in order to eliminate the performance criteria. The performance hurdle with respect to accelerated option vesting upon a change of control was also eliminated. As a result, the options vest and become exercisable in accordance with the following timetable, without regard to performance criteria: 0% vested as of December 31, 2004, 50% vested as of December 31, 2005, 60% vested as of December 31, 2006, 70% is vested as of December 31, 2007 and 100% is vested as of December 31, 2008. All of the unvested options will become vested upon a change of control of our company.

Robert M. Fishman

Mr. Fishman, our former Chief Executive Officer and former President and Chief Executive Officer of United America Insurance Group, entered into an employment agreement with United America Indemnity, Ltd. in November 2006. Mr. Fishman’s employment terminated May 8, 2007.

William F. Schmidt

Mr. Schmidt, former President and Chief Executive Officer of United America Insurance Group, entered into an employment agreement with United National Insurance Company in May 2004, which was amended in

January 2006. Mr. Schmidt resigned effective February 5, 2007. On February 12, 2007, we filed a lawsuit in state court in Montgomery County, Pennsylvania to enforce non-competition, non-solicitation, confidentiality and certain other restrictive covenants in Mr. Schmidt’s employment agreement. On March 29, 2007, we agreed to resolve our lawsuit against Mr. Schmidt on the following basis:

(1) Mr. Schmidt agreed to be bound by a permanent, stipulated injunction broader in scope than the restrictive covenants and other terms and conditions in his employment agreement (the “Injunction”). The parties submitted the Injunction to the court on March 30, 2007. The Injunction provides, in pertinent part, that (a) until August 5, 2008, Mr. Schmidt may not compete, either directly or indirectly, with our business; (b) until August 5, 2008, Mr. Schmidt may not engage in business, either directly or indirectly, with certain named insurance and/or reinsurance companies and their affiliates; (c) until August 5, 2008, Mr. Schmidt may not engage in any insurance-related business with certain named agents, program administrators and their affiliates; (d) until August 5, 2008, Mr. Schmidt is prohibited from being co-employed with Jonathan J. Ritz, former Senior Vice President — COO of United America Insurance Group and Gerould J. Goetz, former Senior Vice President — Claims of United America Insurance Group; (e) Mr. Schmidt is prohibited from disclosing to anyone any confidential and/or proprietary information about us; (f) Mr. Schmidt must certify that he has not disclosed information about or belonging to us to anyone other than his counsel; (g) Mr. Schmidt must turn over, delete and/or destroy, and must otherwise certify as to having turned over, deleted and/or destroyed, any and all information about or belonging to us that he took, whether in electronic or hard-copy form, that is in his possession, custody or control or in the possession, custody or control of his counsel; and (h) we agreed with Mr. Schmidt agreed that in any proceeding to enforce the Injunction and/or remedy a breach of the Injunction, the prevailing party shall be entitled to reimbursement for attorneys’ fees and costs incurred in the proceeding.

(2) Mr. Schmidt agreed to relinquish all of his options to acquire our Class A Common Shares in exchange for payments in amounts substantially less than the market value of the underlying shares (less the relevant strike price) as of March 28, 2007, to be paid in installments through August 5, 2008 if Mr. Schmidt maintains compliance with the Injunction.

(3) Mr. Schmidt relinquished all claims to any 2006 cash and equity incentive compensation. Mr. Schmidt also relinquished any claims to severance and unvested stock options.

Robert Cohen

On September 30, 2006, Mr. Cohen’s employment with us was terminated in connection with the sale by Penn Independent Corporation of substantially all of its assets to Brown & Brown, Inc. Mr. Cohen had an executive employment agreement with Penn Independent Corporation (“PIC”) an indirect wholly-owned subsidiary of the United America Indemnity, Ltd. In connection with the sale of substantially all of the assets of PIC, Mr. Cohen was paid a cash bonus and the vesting of his unvested options was accelerated.

Joseph F. Morris

Mr. Morris, former President of United America Indemnity, Ltd. entered into an employment agreement in March 2006 with United America Indemnity Group, Inc. (“UAIGI”), an indirect, wholly owned subsidiary of United America Indemnity, Ltd., under which Mr. Morris agreed to serve as our President and as President of UAIGI. Mr. Morris resigned effective August 25, 2006 and as a result his employment agreement was terminated. On August 25, 2006, Mr. Morris entered into a letter agreement with us, which acknowledged his resignation and his post-termination obligations, including certain confidentiality, non-competition and non-solicitation obligations. Additionally, in consideration for his executing the general release attached to the letter agreement, certain transfer restrictions on certain shares held by Mr. Morris were waived by United America Indemnity, Ltd.

Grants of Plan-Based Awards During 2006

The following table shows information concerning grants of plan-based awards made by United America Indemnity, Ltd. in 2006 to its principal executive officers, Chief Financial Officer, and other named executive officers. These awards were grants under our Share Incentive Plan, which is described in the Proposal.

								All Other		All Other
								Stock		Option		Grant
								Awards:		Awards:	Exercise	Date Fair
		Estimated Future Payouts						Number		Number	or Base	Value of
		Under Non-Equity						of Shares		of Securities	Price of	Stock and
	Grant	Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			of Stock		Underlying	Option	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	Awards	Awards

Robert M. Fishman(1)	11/9/06	—	—	—	—	—	—	—		202,429	$24.70	$1,682,693
	11/9/06	—	—	—	—	—	—	—		202,429	$24.70	$1,682,693
Kevin L. Tate(2)	2/21/07	—	—	—	—	—	—	4,208		—	—	$106,589
David R. Whiting	—	—	—	—	—	—	—	—		—	—	—
Richard S. March(2)	2/21/07	—	—	—	—	—	—	4,855		—	—	$123,977
William F. Schmidt	—	—	—	—	—	—	—	—		—	—	—
Robert Cohen	—	—	—	—	—	—	—	—		—	—	—
Joseph F. Morris	2/15/06	—	—	—	—	—	—	21,800		—	—	$466,520
	2/15/06	—	—	—	—	—	—	21,800(3	)(4)	—	—	$466,520
	2/16/06	—	—	—	—	—	—	11,808(4)		—	—	$259,776

(1)	Mr. Fishman’s employment agreement included the grant of options to purchase 404,858 shares of our Class A Common Shares split evenly between time-based and performance-based options at the grant date market value of $24.70 per share. The time-based options vest at 25% on each December 31 2007 through 2010. The performance-based options generally vest at the same rate based on our achievement of various financial performance goals. Mr. Fishman forfeited these shares as a result of his termination effective May 8, 2007.

(2)	During the third quarter of 2006, our Board of Directors authorized a restricted stock incentive award to our officers if we achieved a minimum 10% return on equity based on 2006’s operating results. As a result of our achievement of this threshold return in 2006, our Compensation Committee awarded these restricted shares during the first quarter of 2007, based on the December 31, 2006 market value of our Class A Common Shares, which will vest 33 1/3% on each January 1 of 2008 through 2010.

(3)	In connection with our acquisition of Penn-America Group, Mr. Morris entered into an employment agreement, which provided for the establishment of an integration bonus plan payable in our Class A Common Shares, if specified integrated company performance goals for 2005 and 2006, respectively, were achieved. Our Compensation Committee subsequently eliminated the performance criteria relating to the 2006 Bonus Determination Year, and instead granted restricted stock to the plan participants, which vest at the rate 20% on each of February 15, 2007 and February 15, 2008 and 60% on February 15, 2009, subject to certain employment-related requirements.

(4)	Mr. Morris forfeited these shares as a result of his resignation as our President on August 25, 2006.

Outstanding Equity Awards at December 31, 2006

The following table shows information concerning outstanding equity awards at December 31, 2006 made by United America Indemnity, Ltd. to its principal executive officers, Chief Financial Officer and other named executive officers.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
			Equity					Number of	Value of
			Incentive				Market	Unearned	Unearned
			Plan			Number	Value of	Shares,	Shares,
			Awards:			of Shares	Shares or	Units or	Units or
	Number	Number	Number of			or Units	Units of	Other	Other
	of Securities	of Securities	Securities			of Stock	Stock	Rights	Rights
	Underlying	Underlying	Underlying			That	That	That	That
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Have	Have
	Options	Options	Unearned	Exercise	Option	Not	Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Robert M. Fishman(1)	—	202,429	—	$24.70	11/6/16	—	—	—	—
			202,429	$24.70	11/6/16	—	—	—	—
Kevin L. Tate	39,375	26,250 (2)	—	$10.00	9/5/13	—	—	—	—
	20,475	18,900 (3)	—	$10.00	9/5/13	—	—	—	—
			—			4,208 (4)	$106,589	—	—
David R. Whiting	—	—	—	—	—	—	—	—	—
Richard S. March	56,074	—	—	$6.50	9/5/13	—	—	—	—
	39,375	26,250 (2)	—	$10.00	9/5/13	—	—	—	—
	20,475	18,900 (3)	—	$10.00	9/5/13	—	—	—	—
			—			4,855 (5)	$122,977	—	—
William F. Schmidt(6)	39,375	26,250	—	$10.00	9/5/13	—	—	—	—
	20,475	18,900	—	$10.00	9/5/13	—	—	—	—
Robert Cohen	—	—	—	—	—	—	—	—	—
Joseph F. Morris	—	—	—	—	—	—	—	—	—

(1)	Mr. Fishman’s options to acquire our Class A Common Shares were forfeited as none of the options vested prior to his termination.

(2)	Includes 6,563 options that vest on December 31, 2007 and 19,687 options that will vest on December 31, 2008.

(3)	Includes 4,725 options that vest on December 31, 2007 and 14,175 options that will vest on December 31, 2008.

(4)	Includes 1,431 shares that will vest on January 1, 2008, 1,389 shares that will vest on January 1, 2009 and 1,388 shares that will vest on January 1, 2010.

(5)	Includes 1,651 shares that will vest on January 1, 2008, 1,602 shares that will vest on January 1, 2009 and 1,602 shares that will vest on January 1, 2010.

(6)	Mr. Schmidt relinquished all of his options to acquire our Class A Common Shares as part of a lawsuit settlement with United America Indemnity, Ltd.

Options Exercised and Stock Vested in 2006

The following table shows information concerning each 2006 exercise of options and each vesting of restricted shares awarded to our principal executive officers, Chief Financial Officer, and other named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Robert M. Fishman	—	—	—	—
Kevin L. Tate	—	—	—	—
David R. Whiting	—	—	—	—
Richard S. March	—	—	—	—
William F. Schmidt	—	—	—	—
Robert Cohen(1)	105,000	$1,320,745	—	—
Joseph F. Morris	—	—	23,342	$499,120

(1)	The value of the options exercised by Mr. Cohen are shown net of transaction processing fees.

Pension Benefits in 2006

None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation in 2006

None of our named executive officers participate in any nonqualified defined contribution or other deferred compensation plans maintained by us.

Potential Payments Upon Termination or Change-in-Control

The following is a summary of the agreements and plans that provide for payment to a named executive officer at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or with a change in control or a change in the named executive officer’s responsibilities.

Kevin L. Tate and Richard S. March

Under the employment agreements of Mr. Tate and Mr. March (each, the “Executive”) with United National Insurance Company (“UNIC”), UNIC may terminate the Executive’s employment with or without cause, upon his death or disability.

•	Termination by Us for Cause, Termination by Death or Disability. If UNIC terminates the Executive’s employment for cause or if the Executive’s employment is terminated because of death, the Executive would not be entitled to any separation payments. If the Executive’s employment is terminated because of his disability, he would be entitled to six months of base salary payable monthly (subject to reduction for disability payments otherwise received by the Executive), and conditioned upon the execution by the Executive of a general release and compliance with post-termination obligations. For the details of the salaries of Mr. Tate and Mr. March, see the description of their employment agreements under “Employment Agreements.”

Under each employment agreement, “cause” means (i) the Executive substantially failing to perform his duties after notice from UNIC and failure to cure such violation within 10 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees or senior executives, (ii) the engaging by the Executive in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by the Executive of certain provisions of his employment agreement or share/option agreements after notice from UNIC and a failure to cure such violation within 10 days of the notice, (iv) a breach by the Executive of any representation or warranty in his employment agreement or share/option agreements, (v) the determination by our Board of Directors that the Executive has exhibited incompetence or gross negligence in the performance of his duties, (vi) receipt of a final written directive or order of any governmental body or entity having jurisdiction over us requiring termination or removal of the Executive, or (vii) the Executive being charged with a felony or other crime involving moral turpitude.

Under each employment agreement, “disabled” means that the Executive is disabled as certified by a licensed physician selected by us and is unable to perform or complete his duties for a period of 180 consecutive days or 180 days within any twelve-month period.

•	Termination by UNIC without Cause or Termination by the Executive for Good Reason. If UNIC terminates the Executive without cause or he resigns as a result of the relocation of UNIC’s principal executive offices or the business relocation of the Executive (in both cases without us offering the Executive a reasonable relocation package), the Executive is entitled to severance pay of 18 months, payable monthly, and subject to the execution of a general release and further adjustment for the equity compensation package granted to him. During this severance period, we are also obligated to maintain any medical, health, and accident plan or arrangement in which the Executive participates until the earlier of the end of the severance period or the Executive becoming eligible for coverage by another employer and subject to the Executive continuing to bear his share of coverage costs.

The agreement also provides that the Executive may elect to forego separation payments and certain equity awards and in return no longer be subject to certain provisions of the non-competition restrictions (such as those prohibiting engaging in the specialty and casualty insurance business or any business engaging in the insurance agency or brokerage business), but still remain subject to the other non-compete provisions, confidentiality provisions, and non-solicitation provisions of the agreement.

•	Expiration. If UNIC elects not to renew the Executive’s employment agreement at the end of the initial term (December 31, 2008), and the Executive has otherwise performed satisfactorily, he will receive, conditioned upon execution of a general release and compliance with post-termination obligations, monthly payments of his base salary until the earlier of six months following the date of termination or the commencement of full-time employment with another employer. For the details of the Executive’s salary, see the description of the Executive’s employment agreement under “Employment Agreements.”

•	Change of Control. All of the Executive’s unvested options become vested upon a change of control of our company. For the details of the Executive’s options, see the description of the Executive’s employment agreement under “Employment Agreements.”

Assuming Mr. Tate’s employment was terminated under each of these circumstances on December 31, 2006, and without taking into account any value assigned to Mr. Tate’s covenant not to compete, such payments and benefits would have had an estimated value of:

			Value of Accelerated
			Equity and Performance
			Awards ($)
	Base		Time		Performance
	Salary ($)		Based		Based	Other ($)		Total ($)

With Cause; Death(1)	—		—		—	—		—
Disability	$157,200	(2)	—		—	—		$157,200
Without Cause or For Good Reason	$471,600		—		—	$21,174	(3)	$492,774
Expiration	$157,200		—		—	—		$157,200
Change of Control	—		$692,150	(5)	—	—		$692,150

(1)	We would have no further obligation to Mr. Tate except to pay him for all accrued but unpaid base salary through the termination date.

(2)	Subject to reduction for disability payments otherwise received by Mr. Tate.

(3)	The present value of medical and dental benefits was used to calculate this amount.

(4)	Assumes continued employment following a change of control. If Mr. Tate were to be terminated for without cause following a change of control, Mr. Tate would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(5)	Represents the value of unvested outstanding options that would accelerate and vest on a change of control. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of our Class A Common Shares on December 29, 2006 and the per share exercise price.

Assuming Mr. March’s employment was terminated under each of these circumstances on December 31, 2006, and without taking into account any value assigned to Mr. March’s covenant not to compete, such payments and benefits would have had an estimated value of:

			Value of Accelerated
			Equity and Performance
			Awards ($)
	Base		Time		Performance
	Salary ($)		Based		Based	Other ($)		Total ($)

With Cause; Death(1)	—		—		—	—		—
Disability	$181,222	(2)	—		—	—		$181,222
Without Cause or For Good Reason	$543,666		—		—	$16,506	(3)	$560,172
Expiration	$181,222		—		—	—		$181,222
Change of Control	—		$692,150	(5)	—	—		$692,150

(1)	We would have no further obligation to Mr. March except to pay him for all accrued but unpaid base salary through the termination date.

(2)	Subject to reduction for disability payments otherwise received by Mr. March.

(3)	The present value of medical and dental benefits was used to calculate this amount.

(4)	Assumes continued employment following a change of control. If Mr. March were to be terminated for without cause following a change of control, Mr. March would be entitled to the severance set forth above in “Without Cause or For Good Reason.”

(5)	Represents the value of unvested outstanding options that would accelerate and vest on a change of control. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of our Class A Common Shares on December 29, 2006 and the per share exercise price.

David R. Whiting

Under Mr. Whiting’s employment agreement with Wind River Insurance Company (Bermuda), Ltd. (now known as Wind River Reinsurance Company, Ltd., the “Company”), we may terminate Mr. Whiting’s employment with or without cause, upon his permanent disability or upon his death. Mr. Whiting may terminate his employment with or without good reason following 45 days’ written notice to us.

•	Termination by Us for Cause, Termination by Death or Disability. If the Company terminates Mr. Whiting’s employment for cause or if Mr. Whiting’s employment is terminated because of death or permanent disability, the Company will pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination. For the details of Mr. Whiting’s salary, see the description of Mr. Whiting’s employment agreement under “Employment Agreements.”

Under Mr. Whiting’s employment agreement, “cause” means any of (i) Mr. Whiting’s substantially failing to perform his duties (other than as a result of a permanent disability) after notice from the Company and failure to cure such violation within 30 days of the notice (to the extent our Board of Directors reasonably determines such failure to perform is curable and subject to notice) or violating any of our material policies, including our corporate governance and ethics guidelines, conflicts of interests policies and code of conduct applicable to all of our employees or senior executives, (ii) the engaging by Mr. Whiting in any malfeasance, fraud, dishonesty or gross misconduct adverse to our interests, (iii) the material violation by Mr. Whiting of certain provisions of his employment agreement after notice from the Company and a failure to cure such violation within 10 days of the notice, (iv) a breach by Mr. Whiting of any representation or warranty, (v) the determination by our Board of Directors that Mr. Whiting has exhibited incompetence or gross negligence in the performance of his duties, (vi) the receipt of a final written directive or order of any governmental body or entity requiring termination or removal of Mr. Whiting, and/or (vii) Mr. Whiting being charged with a felony or other crime involving moral turpitude.

Under Mr. Whiting’s employment agreement, “permanent disability” means those circumstances where Mr. Whiting is unable to continue to perform the usual customary duties of his assigned job for a period of six consecutive months or for 180 days in any six-month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease.

•	Termination by Us without Cause or Termination by Mr. Whiting for Good Reason. If Mr. Whiting’s employment is terminated by us without cause or by Mr. Whiting for good reason, then the Company will pay, subject to his execution of a general release and his compliance with certain post-termination obligations, to Mr. Whiting an amount equal to his then monthly base salary plus housing and transportation and travel allowances multiplied by six, with such amount payable in equal monthly installments, and will maintain any medical or health-and-accident plan in effect for such time.

Under Mr. Whiting’s employment agreement, “good reason” means (i) a material reduction in the duties or responsibilities of Mr. Whiting such that he is no longer serving as an executive of the Company, (ii) a reduction in his salary as in effect immediately prior to such change; (iii) any requirement by us that Mr. Whiting be based anywhere other than Bermuda; or (iv) the failure by us to obtain an assumption agreement from any successor to us. Mr. Whiting is required to notify the Company of his intention to resign for good reason within 45 days of the first occurrence of the event or action which constitutes good reason. The Company then has 30 days to cure such event giving rise to good reason. Mr. Whiting’s failure to object to an event or action that constituted good reason within such 45 day period will preclude him from alleging that such event constituted good reason following this period.

•	Voluntary Termination; Expiration. If Mr. Whiting voluntarily terminates his employment without good reason or the term of his employment agreement expires, the Company will pay to Mr. Whiting his full base salary plus housing, transportation and travel allowances through the date of termination at the rate in effect at the time of termination. For the details of Mr. Whiting’s salary, see the description of Mr. Whiting’s employment agreement under “Employment Agreements.”

Assuming Mr. Whiting’s employment was terminated under each of these circumstances on December 31, 2006, and without taking into account any value assigned to Mr. Whiting’s covenant not to compete, such payments and benefits would have had an estimated value of:

Value of Accelerated Equity and Performance Awards ($)
	Base	Time	Performance
	Salary ($)	Based	Based	Other ($)		Total ($)

With Cause; Death; Disability(1)	—	—	—	—		—
Without Cause or For Good Reason	$212,500	—	—	$67,727	(2)	$280,227
Voluntary Termination; Expiration	—	—	—	—		—

(1)	We would have no further obligation to Mr. Whiting except to pay for all accrued but unpaid base salary plus housing, transportation and travel allowances through the date of termination.

(2)	Includes $60,000 of house and travel allowances and $7,227 relating to our medical or health and accident arrangements.

Director Compensation

The following table provides compensation information for the one year period ended December 31, 2006 for each member of our Board of Directors.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash(1)	Awards(1)	Awards	Compensation	Earnings	Compensation	Total

Saul A. Fox(2)		$59,512	—	—	—	—	$59,512
Robert M. Fishman(3)	—	—	—	—	—	—	—
Troy W. Thacker	$21,375	$35,625	—	—	—	—	$57,000
John J. Hendrickson	$38,250	$63,758	—	—	—	—	$102,008
Edward J. Noonan	—	$58,748	—	—	—	—	$58,748
Dr. Kenneth J. Singleton	$27,375	$45,625	—	—	—	—	$73,000
Stephen A. Cozen	$32,063	$53,449	—	—	—	—	$85,512
Richard L. Duszak	$31,500	$52,505	—	—	—	—	$84,005
W. Dexter Paine, III(4)	—	$16,020	—	—	—	—	$16,020
Russell C. Ball, III(4)	$6,948	$11,600	—	—	—	—	$18,548
Michael J. McDonough(4)	$6,948	$11,594	—	—	—	—	$18,542
Dr. M. Moshe Porat(4)	$7,855	$13,157	—	—	—	—	$21,042
Robert A. Lear(4)	$6,560	$10,929	—	—	—	—	$17,489

(1)	For 2006, the amount of the Annual Retainer Non-Employee Directors are eligible to receive was: (1) $40,000 for all Non-Employee Directors; (2) an additional $20,000 for Non-Employee Directors who serve on the Audit Committee in a capacity other than Chairperson of such Committee; (3) an additional $30,000 for the Non-Employee Director who chairs the Compensation Committee; and (4) an additional $40,000 for the Non-Employee Director who chairs the Audit Committee. All Non-Employee Directors receive (a) $2,500 for each Board meeting attended and each meeting of any committee of the Board attended in person; and $1,000 for each Board meeting attended and each meeting of any committee of the Board attended by telephonic means (such monies and Annual Retainer, “Fees”); and (b) reimbursement for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

All 2006 Fees were payable in either (1) 37.5% in cash and 62.5% in a whole number of our Class A Common Shares (“Shares”) produced by dividing the product of the retainer by the closing market price of the Shares on the NASDAQ Global Market on the last business day of the then-current calendar quarter (the “Payment Date”) or (2) entirely in Shares, at the option of the Non-Employee Director. The amount to be paid to the Non-Employee Director will include an additional cash payment (a gross-up) for the payment of the par value ($.0001) for each Share awarded.

Shares payable to a Non-Employee Director were fully vested upon the applicable Payment Date, but may not be transferred, sold or otherwise disposed of earlier than the occurrence of (1) a change of control of United America Indemnity, Ltd., (2) such Non-Employee Director’s death or (3) the three-year anniversary of the applicable Payment Date. These Shares were issued under our Share Incentive Plan.

(2)	The fees paid to Mr. Fox were earned prior to Mr. Fox being appointed our Chief Executive Officer.

(3)	See Summary Compensation Table for disclosure related to Robert M. Fishman, who was also our Chief Executive Officer and President and Chief Executive Officer of United America Insurance Group.

(4)	Messrs. Paine, Ball, McDonough, Porat and Lear were not nominated for election to the Board of Directors at the 2006 Annual General Meeting of Shareholders and, therefore, only served as members of our Board of Directors through May 24, 2006.

Compensation Committee Interlocks and Insider Participation

Saul A. Fox and Stephen A. Cozen comprise the Compensation Committee. Saul A. Fox is and was during 2006 a member of the Compensation Committee. From February 2007 through June 2007, Mr. Fox served as our Chief Executive Officer. No other member of the Compensation Committee is or was during 2006 an employee, or is or ever has been an officer of United America Indemnity, Ltd. or its subsidiaries. No executive officer of United America Indemnity, Ltd. served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our Board of Directors or the Compensation Committee.

Principal Shareholders and Security Ownership of Management

The table on the following page sets forth certain information concerning the beneficial ownership of our common shares as of December 14, 2007, including the percentage of our total voting power such shares represent on an actual basis, by:

•	each of our executive officers;

•	each of our directors;

•	each holder known to us to hold beneficially more than 5% of any class of our shares; and

•	all of our executive officers and directors as a group.

As of December 14, 2007, the following share capital of United America Indemnity, Ltd. was issued and outstanding:

•	22,457,013 Class A common shares; and

•	12,687,500 Class B common shares, each of which is convertible at any time at the option of the holder into one Class A common share.

Based on the foregoing, and assuming each Class B common share is converted into one Class A common share, as of December 14, 2007, there would have been 35,144,513 Class A common shares issued and outstanding.

Except as otherwise set forth in the footnotes to the table, to our knowledge each beneficial owner has the sole power to vote and dispose all shares held by that beneficial owner.

Principal Shareholders and Security Ownership of Management(1)

					% Total	% As-
	Class A		Class B		Voting	Converted
Name and address of	Common Shares		Common Shares		Power(2)	Ownership(3)
Beneficial Owner**	Shares	%	Shares	%	%	%

Fox Paine & Company(4)	14,310,226	40.7%	12,687,500	100%	86.0%	40.7%
Columbia Wanger Asset Management, L.P.(5)	1,918,000	8.5%	—	—	1.3%	5.5%
Morgan Stanley(6)	1,637,430	7.3%	—	—	1.1%	4.7%
FMR Corp.(7)	1,359,536	6.1%	—	—	*	3.9%
Hotchkis & Wiley Capital Management(8)	1,274,051	5.7%	—	—	*	3.6%
Richard S. March(9)	158,317	*	—	—	*	*
Kevin L. Tate(10)	101,596	*	—	—	*	*
Larry A. Frakes	50,314	*	—	—	*	*
Richard L. Duszak	19,377	*	—	—	*	*
Stephen A. Cozen	19,040	*	—	—	*	*
Raymond S. McDowell	15,000	*	—	—	*	*
Saul A. Fox(11)	13,494	*	—	—	*	*
David J. Myers	12,000	*	—	—	*	*
James R. Kroner	3,284	*	—	—	*	*
Justin Reyna	608	*	—	—	*	*
Michael J. Marchio	—	*	—	—	*	*
David R. Whiting	—	*	—	—	*	*
All directors and executive officers as a group (12) (consists of 12 persons)	393,030	1.75%	—	—	*	1.12%

*	The percentage of shares beneficially owned does not exceed 1%.

**	Unless otherwise indicated, the address for each beneficial owner is c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

(1)	The numbers of shares set forth in these columns are calculated in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act of 1934. As a result, these figures assume the exercise or conversion by each beneficial owner of all securities that are exercisable or convertible within 60 days of December 14, 2007. In particular, Class A common shares that may be acquired by a particular beneficial owner upon the conversion of Class B common shares are deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by such beneficial owner but are not deemed to be outstanding for the purpose of computing the percentage of the Class A common shares owned by any other beneficial owner. As a result, the percentages in these columns do not sum to 100%.

(2)	The percentages in this column represent the percentage of the total outstanding voting power of United America Indemnity, Ltd. that the particular beneficial owner holds. The numerator used in this calculation is the total votes to which each beneficial owner is entitled, taking into account that each Class B common share has ten votes, and the denominator is the total number of votes to which all outstanding shares of United America Indemnity, Ltd. are entitled, again taking into account that each Class B common share has ten votes.

(3)	The percentages in this column represent the percentage of the total outstanding share capital of United America Indemnity, Ltd. that a particular beneficial owner holds on an as-converted basis, assuming that each Class B common share is converted into one Class A common share. As of December 14, 2007, there were 35,144,513 Class A common shares outstanding on an as-converted basis. The numerator used in this calculation is the total number of Class A common shares each beneficial owner holds on an as-converted basis and the denominator is the total number of Class A common shares on an as-converted basis.

(4)	The security holders are: U.N. Holdings (Cayman), Ltd.; and U.N. Co-Investment Fund I (Cayman), L.P.; U.N. Co-Investment Fund II (Cayman), L.P.; U.N. Co-Investment Fund III (Cayman), L.P.; U.N. Co-Investment Fund IV (Cayman), L.P.; U.N. Co-Investment Fund V (Cayman), L.P.; U.N. Co-Investment Fund VI (Cayman), L.P.; U.N. Co-Investment Fund (Cayman) VII, L.P.; U.N. Co-Investment Fund VIII (Cayman), L.P.; and U.N. Co-Investment Fund IX (Cayman), L.P. (collectively, the “Co-Investment Funds”). A majority of the outstanding share capital of U.N. Holdings (Cayman), Ltd. is held by Fox Paine Capital Fund II International, L.P. The sole managing general partner of Fox Paine Capital Fund II International, L.P. is Fox Paine Capital International Fund GP, L.P. The sole general partner of Fox Paine Capital International Fund GP, L.P. is Fox Paine International GP, Ltd. As a result, each of Fox Paine Capital Fund II International, L.P., Fox Paine Capital International Fund GP, L.P., and Fox Paine International GP, Ltd. may be deemed to control U.N. Holdings (Cayman), Ltd. The sole general partner of each of the Co-Investment Funds is Fox Paine Capital Co-Investors International GP, Ltd., which, together with Fox Paine Capital International Fund GP, L.P., as its sole shareholder, and Fox Paine International GP, Ltd., as the sole general partner of Fox Paine Capital International Fund GP, L.P., may be deemed to control such funds. In addition, pursuant to a management agreement with Fox Paine Capital International GP, Ltd. and Fox Paine Capital Fund II International, L.P., Fox Paine & Company, LLC acts as the investment advisor for certain of the security holders and, consequently, may be deemed to be the indirect beneficial owner of such securities. Fox Paine International GP, Ltd., as the general partner of Fox Paine Capital International Fund GP, L.P., may terminate that management agreement at any time in its sole discretion. Fox Paine International GP, Ltd. disclaims ownership of any securities that Fox Paine Capital International Fund GP, L.P. may beneficially own to the extent of any partnership interests in Fox Paine Capital International Fund GP, L.P. that persons other than Fox Paine International GP, Ltd. hold. Fox Paine Capital International Fund GP, L.P., in turn, disclaims ownership of any securities that Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd. may beneficially own to the extent of any partnership or share capital interests in Fox Paine Capital Fund II International, L.P. and Fox Paine Capital Co-Investors International GP, Ltd., respectively, that persons other than Fox Paine Capital International Fund GP, L.P. hold. Fox Paine Capital Fund II International, L.P. disclaims ownership of any securities that U.N. Holdings (Cayman), Ltd. beneficially owns to the extent of any share capital interests in U.N. Holdings (Cayman), Ltd. that persons other than Fox Paine Capital Fund II International, L.P. hold. Fox Paine Capital Co-Investors International GP, Ltd. disclaims ownership of any securities that the Co-Investment Funds beneficially own to the extent of any partnership interests in the Co-Investment Funds that persons other than Fox Paine Capital Co-Investors International GP, Ltd. hold. Fox Paine & Company, LLC disclaims ownership of any securities that it or any of the foregoing security holders may beneficially own.

(5)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission jointly by Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) and Columbia Acorn Trust (the “Columbia Trust”) on January 11, 2007. Columbia Wanger, an investment advisor, reported that it has the sole power to dispose or direct the disposition of 1,918,000 Class A common shares, has sole power to vote or direct the vote of 1,718,000 of those shares, and shared power to vote or direct the vote of 200,000 of those shares. These shares include approximately 1,642,000 Class A common shares held by the Columbia Trust, a business trust that is advised by Columbia Wanger. The address for Columbia Wanger and the Columbia Trust is 227 West Monroe Street, Suite 3000, Chicago, Illinois, 60606.

(6)	Based on information provided pursuant to a Schedule 13G filed on February 15, 2007 with the Securities and Exchange Commission, which reported that Morgan Stanley and its subsidiaries and affiliates (collectively “Morgan Stanley”) with sole power to vote or direct the vote of 1,558,378 Class A common shares, shared power to vote or direct the vote of 2,330 Class A common shares, and sole power to dispose or direct the disposition of 1,637,430 Class A common shares. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(7)	Based on information provided pursuant to an amended Schedule 13G filed on February 14, 2007 with the Securities and Exchange Commission jointly by Edward C. Johnson 3d, FMR Corp. (a company controlled by Edward C. Johnson 3d and members of his family), Fidelity Management & Research Company (a wholly-owned subsidiary of FMR Corp.), and Pyramis Global Advisors Trust Company (an indirect wholly-owned subsidiary of FMR Corp.). Pyramis Global Advisors Trust Company, an investment manager and bank, has sole voting and dispositive power of 40,400 Class A common shares. Fidelity Management & Research Company, an investment advisor, has power to dispose or direct the disposition of 1,319,136 shares, but that the board of trustees of the Fidelity Funds retain voting power as to these shares. FMR Corp., a holding company, through its control of Pyramis Global Advisors Trust Company and Fidelity Management & Research Company, has the power to direct the disposition of 1,359,356 shares, and the power to direct the vote of 40,400 shares. Edward C. Johnson 3d and certain members of his family, by virtue of their direct and indirect stock ownership and execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR Corp. and therefore, through their control of Pyramis Global Advisors Trust Company and Fidelity Management & Research Company, have the power to direct the disposition of 1,359,356 shares, and the power to direct the vote of 40,400 shares. The address for Edward C. Johnson 3d, FMR Corp. and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address for Pyramis Global Advisors Trust Company is 53 State Street, Boston, Massachusetts 02109.

(8)	Based on information provided pursuant to an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2007, which reported that Hotchkis and Wiley Capital Management, LLC (“Hotchkis”), an investment advisor, has sole dispositive power as to all 1,274,051 shares, it has sole voting power over only 842,964 of those shares and no shared voting power over the remaining shares. The address for Hotchkis is 725 S. Figueroa Street, 39th Floor, Los Angeles, California 90017.

(9)	Includes 127,212 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(10)	Includes 71,138 Class A common shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days.

(11)	Mr. Fox is a shareholder of Fox Paine International GP, Ltd., which acts through its board of directors, which includes Mr. Fox. In addition, Mr. Fox is a member of Fox Paine & Company, LLC. Mr. Fox disclaims beneficial ownership of all shares held by U.N. Holdings (Cayman), Ltd. and each of the Co-Investment Funds, except to the extent of his indirect pecuniary interest in such shares through ownership of such entities.

(12)	Includes 198,350 Class A common shares issuable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

Incorporation by Reference

The information contained in this Proxy Statement under the headings “Compensation Committee Report,” and “Audit Committee Report” is not “soliciting material,” nor is it “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

Shareholder Proposals

Under the Securities and Exchange Commission rules, certain shareholder proposals may be included in our proxy statement. Any shareholder desiring to have such a proposal included in our proxy statement for the Annual General Meeting to be held in 2008 must deliver a proposal that complies with Rule 14a-8 under the Exchange Act to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before January 5, 2008.

Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must be received by our

Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands on or before March 20, 2008, or it will be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal.

Other Matters

Our management knows of no matters to be presented at the Extraordinary General Meeting other than those set forth above and customary procedural matters. If any other matters should properly come before the meeting, however, the enclosed proxy confers discretionary authority with respect to these matters.

Householding

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you send a written request to our Chief Executive Officer c/o United America Indemnity, Ltd., Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands or request a copy by calling (345) 949-0100. If you want to receive separate copies proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or phone number.

* * *

December 31, 2007

Appendix A

AMENDMENT NO. 5

UNITED AMERICA INDEMNITY, LTD.

SHARE INCENTIVE PLAN

This AMENDMENT No. 5, dated December 14, 2007, amends the terms and conditions of the United America Indemnity, Ltd. Share Incentive Plan dated 5 September 2003, as amended (the “Plan”).

WHEREAS, the Directors of United America Indemnity, Ltd., an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), desire to effect the revisions to the Plan set forth herein effective as of the date hereof, subject to the approval of the Company’s shareholders.

NOW, THEREFORE, the Plan is amended as follows:

1. Section 2(e) of the Plan is amended in its entirety to read as follows:

“(e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the authority to either (1) reduce the Exercise Price of an outstanding Stock Option or Other Share Based Award or (2) simultaneously cancel Stock Options for which the Exercise Price exceeds the then current Fair Market Value of the underlying Common Shares and grant a new Award with an Exercise Price equal to or greater than the then current Fair Market Value of the underlying Common Shares.”

2. The second paragraph of Section 8 of the Plan is amended in its entirety to read as follows:

“The Board or the Committee may at any time amend, suspend, or terminate the Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law or specifically provided herein, no amendment, suspension or termination shall be made that is adverse to the rights of a Participant under an Award theretofore granted without such Participant’s consent; provided, further, without the approval of the shareholders of the Company in accordance with applicable law, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code or the rules of any exchange or system on which the Common Shares are listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of Common Shares that may be issued under this Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under this Plan; (iii) extend the maximum Stock Option period or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code.”

A-1

Appendix B

UNITED AMERICA INDEMNITY, LTD.

SHARE INCENTIVE PLAN
(As amended through May 25, 2007)

Section 1.  Purpose; Definitions

The purpose of the Plan is to give United America Indemnity, Ltd., a Cayman Islands exempted company formed with limited liability whose office is located c/o Walkers SPV Limited, Walker House, 87 Mary Street. Grand Cayman KY1-9002, Cayman Islands (the “Company”), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a share plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

“Award” means any award under this Plan of any Stock Option, Restricted Share, or Other Share-Based Award.

“Award Agreement” means a Restricted Share Agreement or an Option Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

“Board” means the Board of Directors of the Company.

“California Participant” means, in the case of individuals, any Participant residing in California or working primarily in the California offices of the Company or an Affiliate of the Company, or, in the case of an entity, any Participant having its principal place of business in California.

“Cause” means, unless otherwise provided in the Participant’s employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means (a) (i) before an IPO or date any class of common equity securities of the Company are required to be registered under Section 12 of the Exchange Act (a “Registration Event”), a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, and (ii) after a Registration Event, such committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two Non-Employee Directors and, to the extent required by Section 162(m) of the Code and any regulations thereunder, an “outside director” as defined under Section 162(m) of the Code, each of whom shall be appointed by and serve at the pleasure of the Board or (b) if at any time no such committee of the Board is so designated by the Board, the Board.

“Common Shares” means the Class A common shares, par value $0.0001 per share, of the Company having the rights, preferences and privileges set out in the Company’s Articles of Association, as amended from time to time.

“Company” has the meaning set forth in the preamble hereto and any successors by operation of law.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Employment” means, unless otherwise defined in an applicable Award Agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exercise Price” has the meaning set forth in Section 5(a).

“Fair Market Value” of the Common Shares means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Common Shares on the Nasdaq National Market or, if not listed on such market, on any other national securities exchange on which the Common Shares are listed or, if not so listed, on The Nasdaq Stock Market, Inc. and, if not so quoted, the average of the closing bid and ask prices for the Common Shares in the over-the-counter market on which the Common Shares are actively traded. If such sales prices are not so available or the Common Shares are not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Common Shares shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

“Family Member” means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

“FPC” means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund II GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, L.P.), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

“Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“IPO” means the consummation of a registered underwritten public offering or offerings of Common Shares or other equity security of the Company after the date hereof with gross proceeds to the Company in the aggregate of at least $60 million.

“Management Shareholders’ Agreement” means the Management Shareholders’ Agreement, dated as of September 5, 2003, among the Company, the FPC Stockholder, and the Management Investors, as defined therein, as amended from time to time.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3(b)(3) as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC).

“Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option.

“Option Agreement” means an agreement setting forth the terms and conditions of a Stock Option Award.

“Other Share-Based Award” means any Award granted under Section 7.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Criteria” has the meaning set forth in Exhibit A.

“Performance Goal” means the objective performance goals established by the Committee and, if desirable for purposes of Section 162(m) of the Code, based on one or more Performance Criteria.

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the United America Indemnity, Ltd. Share Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 10(a).

“Restricted Shares” means an Award of Common Shares granted under Section 6.

“Restricted Share Purchase Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Shares.

“Retirement” means a Participant’s Termination of Employment without Cause at or after age fifty-five (55).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share Award” means an Award consisting of either shares of Common Shares or a right to receive Common Shares in the future, each pursuant to Section 6 of the Plan.

“Stock Option” means any Nonstatutory Stock Option or Incentive Stock Option.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Termination of Employment” means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate.

In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

Section 2.  Administration

This Plan shall be administered by the Committee.

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

(b) determine whether and to what extent Awards are to be granted hereunder;

(c) determine the number of shares of Common Shares to be covered by each Award granted hereunder;

(d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the shares of Common Shares relating thereto, based on such factors as the Committee shall determine;

(e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time; provided, however, that the Committee may not, without shareholder approval, either (1) reduce the Exercise Price of an outstanding Stock Option or Other Share Based Award or (2) simultaneously cancel Stock Options for which the Exercise Price exceeds the then current Fair Market Value of the underlying Common Shares and grant a new Award with an Exercise Price equal to or greater than the then current Fair Market Value of the underlying Common Shares.

(f) determine to what extent and under what circumstances Common Shares and other amounts payable with respect to an Award shall be deferred;

(g) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(h) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

(i) adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

(j) otherwise supervise and administer of the Plan.

The Committee may act only by a majority of its members then serving thereon, except that, if permissible under applicable law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of this Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants.

To the maximum extent permitted by applicable law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Articles of Association of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

Section 3.  Common Shares Subject to Plan

The total number of Common Shares reserved and available for grant under the Plan shall be 5,000,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued shares of Common Shares or Common Shares held in or acquired for the treasury of the Company or both.

If any Restricted Shares or Other Share-Based Awards are forfeited to the Company or if any Stock Option terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of Common Shares available for Awards other than Incentive Stock Options, if Common Shares have been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of Common Shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, the number of Common Shares exchanged or reduced as payment in connection with the exercise or for withholding shall again be available for purposes of Awards other than Incentive Stock Options under this Plan.

The total number of shares of Common Shares subject to any Stock Option which may be granted under this Plan to each Participant on and after a Registration Event shall not exceed 800,000 shares (subject to any increase or decrease pursuant to this Section 3) during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that Common Shares for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of an Option in the Company’s fiscal year, such Common Shares available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

No individual may be granted in any fiscal year of the Company Other Share-Based Awards that are contingent upon the attainment of Performance Goals covering more than 400,000 Shares (as such number may be adjusted from time to time).

In the event any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution with respect to the Common Shares, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Common Shares occurs or is proposed (such an event, an “Equity Restructuring”), the Committee or the Board shall, effective as of the time of the Equity Restructuring, make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Share Awards or other Awards, and/or such other substitution or adjustments, in each case as the Committee or the Board shall determine in its discretion to be appropriate, such that the value of the adjusted shares or other property immediately prior to the Equity Restructuring is the same as the value of such adjusted shares or other property immediately following the Equity Restructuring, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award

Agreement. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Stock Options, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

Section 4.  Participants

The following persons shall be “Participants” eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company its Subsidiaries or its Parent.

Section 5.  Stock Options

The Board or the Committee as its duly authorized delegate shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of Common Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price.  The price per Common Share purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the “Exercise Price”); provided that the Exercise Price shall not be less than the nominal or par value of the Common Shares, and:

(i) in the case of an Incentive Stock Option

(A) granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a “Ten Percent Shareholder”), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

(B) granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

(ii) in the case of a Nonstatutory Stock Option, granted to a California Participant

(A) who is a Ten Percent Shareholder, the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of the grant; and

(B) who is not a Ten Percent Shareholder, the per share Exercise Price shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant.

(iii) in the case of any other Stock Option granted, the per share Exercise Price as determined by the Committee.

(b) Option Term.  The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided that Stock Options granted to California Participants (other than an officer, director, manager or consultant) shall become exercisable at a rate of no less than twenty percent (20%) per year over five (5) years from the date the Stock Options are granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise.  Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Common Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of fully vested Common Shares (other than Restricted Shares) already owned by the Participant (for at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Shares) of the same class as the Common Shares subject to the Stock Option (based on the Fair Market Value of the Common Shares on the date the Stock Option is exercised) or, if the Common Shares are traded on a national securities exchange, The Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price.

No Common Shares shall be issued until full payment therefore has been made. Except as otherwise provided in the Management Shareholders’ Agreement, if the Participant is a party to the Management Shareholders’ Agreement, and subject to Sections 10(b), 10(e) and 10(h) hereof and the applicable Option Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Shares that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 10(b) or as may otherwise be required in accordance with Sections 10(e) and 10(h).

(e) Nontransferability of Stock Options.  No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement, to a Family Member, subject to the restrictions in the Management Shareholders’ Agreement. All Stock Options granted to California Participants shall not be transferable by such Participants except as permitted by the California Code of Regulations Section 260.140.41(d). All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant’s guardian, legal representative and other transferee. The term “Participant” includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(f) Termination of Employment.

(i) Termination for Any Reason (other than Cause).  Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant’s Employment for any reason (other than Cause), including death or Disability, vesting ceases, the term of unvested stock options lapses and vested and unvested options will become unexercisable, except that such Participant shall have ninety (90) days to exercise the portion of the Participant’s Stock Option that is vested on the date of the Participant’s termination of Employment. In no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than thirty (30) days after the date of such California Participant’s termination of Employment if such termination was caused by other than death, Disability or Cause to exercise the Stock Option with respect to any vested shares. Furthermore, in no event shall the Committee grant a Stock Option to a California Participant that provides the California Participant with less than six months after the California Participant’s termination due to death or Disability to exercise the Stock Option with respect to any vested shares. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(ii) Termination for Cause. All outstanding and unexercised Stock Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

Section 6.  Restricted Shares

The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Shares will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing Restricted Shares, (ii) permitting the Company to require that Restricted Shares be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Shares on the part of the Company), in addition to those contained in the Management Shareholders’ Agreement, if the Participant is a party to the Management Shareholders’ Agreement. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Shares. Unless otherwise specified in the Restricted Share Agreement, upon a Participant’s termination for any reason during the relevant restriction period, all unvested Restricted Shares will be forfeited to the Company, without compensation.

Any right of the Company to repurchase Restricted Shares from a California Participant upon termination of Employment shall be at a repurchase price that is at least equal to the lesser of (x) the Fair Market Value of such shares on the date of termination of Employment (provided that such repurchase right shall terminate as of the Registration Event) or (y) the original purchase price, provided that in the case of (y) such repurchase right lapses at a rate of no less than twenty percent (20%) of the shares per year over five years from the date the Restricted Shares are granted; and provided that in the case of both (x) and (y) such repurchase right is exercised within ninety (90) days of termination of Employment. Furthermore, in addition to the foregoing restrictions, Restricted Shares held by an officer, director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Company’s Articles of Association. The terms and conditions of Restricted Share Awards shall be set forth in a Restricted Share Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Share Agreement, the Management Shareholders’ Agreement and any other relevant agreements, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company holding the class or series of Common Shares that is the subject of the Restricted Share Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Share Agreement, cash dividends and distributions on the class or series of Common Shares that is the subject of the Restricted Share Award shall be automatically deferred and reinvested in additional Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting conditions applicable only to dividends and distributions.

Section 7.  Other Share-Based Awards

The Committee is authorized to grant to Participants Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, including but not limited to, Common Shares awarded purely as a bonus and not subject to any restrictions or conditions, Common Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, share appreciation rights (either separately or in tandem with Options), share equivalent units, and Awards valued by reference to book value of Common Shares.

Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Common Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. Except as provided in the last sentence of this paragraph, the criteria that may be used by the Committee in granting Other Share-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies. The measurements used in Performance Goals set under the Plan shall be determined in accordance with Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective Performance Goals are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the Performance Goals are set or at such later time to the extent permitted under Section 162(m) of the Code. Other Performance Goals may be used to the extent such goals satisfy Section 162(m) of the Code or the Other-Share Based Award is not intended to satisfy the requirements of Section 162(m) of the Code.

Other Share-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

(a) Dividends.  Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Common Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b) Vesting.  Any Award under this Section 7 and any Common Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(c) Waiver of Limitation.  In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d) Purchase Price.  Common Shares issued on a bonus basis under this Section 7 may be issued for no cash consideration; Common Shares purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

(e) Committee Certification.  At the expiration of the Performance Period, the Committee shall determine and certify in writing the extent to which the Performance Goals have been achieved.

Section 8.  Term, Amendment and Termination

This Plan will expire on September 5, 2013, ten years from its adoption by the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The Board or the Committee may at any time amend, suspend, or terminate the Plan, prospectively or retroactively; provided, however, that, unless otherwise required by law or specifically provided herein, no amendment, suspension or termination shall be made that is adverse to the rights of a Participant under an Award theretofore granted without such Participant’s consent; provided, further, without the approval of the shareholders of the Company in accordance with applicable law, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code or the rules of any exchange or system on which the Common Shares are listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Shares that may be issued under this Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under this Plan; (iii) decrease the minimum Exercise Price of any Stock Option; (iv) extend the maximum Stock Option period or (v) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or, with regard to Incentive Stock Options, Section 422 of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant’s consent.

Section 9.  Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10.  General Provisions

(a) Awards and Certificates.  Shares of Restricted Shares and Common Shares issuable upon the exercise of a Stock Option (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.”

“The securities represented by this certificate are subject to the terms and conditions set forth in a Management Shareholders’ Agreement, dated as of September 5, 2003, as amended from time to time, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.”

Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Management Shareholders’ Agreement. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above.

(b) Representations and Warranties.  The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

(c) Additional Compensation.  Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

(d) No Right of Employment.  Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time.

(e) Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations may be settled with Common Shares, including Common Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Shares.

(f) Beneficiaries.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Governing Law.  The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(h) Compliance with Laws.  If any law or any regulation of any governmental body, commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options then the date upon which the Company shall issue or cause to be issued the Plan Shares or the rights associated therewith shall be postponed until full compliance (as determined by the Committee in its sole discretion) has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations (including state “Blue Sky” or other securities laws), it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option has been made, or to qualify any such Plan Shares (or the Company) for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

(i) Fractional Shares.  No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

(j) Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal or foreign law and the rules of any stock exchange upon which the Company’s common shares are listed, quoted or actively traded.

(k) Information to Participants.  The Company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Common Shares pursuant to the Plan while such individual owns such Common Shares. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

(l) Agreement.  As a condition to the grant of any Award, if requested by the Company and the lead underwriter of any IPO (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Shares (except Common Shares included in such IPO or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Shares acquired pursuant to an Award until the end of such Lock-up Period.

(m) Management Shareholders’ Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders’ agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders’ agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders’ agreement.

(n) California Provisions.  Notwithstanding anything herein to the contrary, the provisions in the Plan applicable to Awards granted to California Participants shall apply only to the extent necessary to comply with Title 10 of the California Code of Regulations at the time an Award is granted and shall not apply if the Common Shares are an exempt security under Section 25100 of the California Corporations Code.

APPENDIX A

PERFORMANCE CRITERIA

Performance Goals established for purposes of an Award of Performance-Based Awards intended to comply with Section 162(m) of the Code shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s common shares; (x) the growth in the value of an investment in the Company’s common shares assuming the reinvestment of dividends; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or (xii) achievement of certain targets with respect to the Company’s book value, assets or liabilities. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. Furthermore, such Performance Criteria may be supplemented by reference to per share determinations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

PROXY
UNITED AMERICA INDEMNITY, LTD.
This Proxy is solicited on behalf of the Board of Directors.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
     The undersigned, revoking all prior proxies, hereby appoints J. Nicole Pryor as the undersigned’s proxy with full power of substitution, to vote all the Class A common shares and Class B common shares held of record by the undersigned, at the close of business on December 14, 2007, at the Extraordinary General Meeting of Shareholders to be held on Monday, January 28, 2008, at 9:00 a.m., local time, at the Burnaby Building, 16 Burnaby Street, Hamilton, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:
SEE REVERSE SIDE

*DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL*
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL, AS MORE FULLY SET FORTH IN THE PROXY STATEMENT:
1.	To approve the Amendment to the Share Incentive Plan.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.
The signature on this proxy should correspond exactly with the shareholder’s name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this proxy in the enclosed postage paid envelope.

SIGNATURE(S)	DATE

* FOLD AND DETACH HERE *